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CATIA V5 GALAXY PROGRAM
SOLUTION PROVIDER AGREEMENT




                                                                    EXHIBIT 10.9



                             CATIA V5 GALAXY PROGRAM
                           SOLUTION PROVIDER AGREEMENT



This Agreement is made by and between :

DASSAULT SYSTEMES,
a corporation organized and existing under the laws of France, having its registered office at 9 quai Marcel Dassault, 92150 Suresnes, France, hereinafter "DS",

                                                                on the one hand,

and,

PLANETCAD INC.,
a corporation organized and existing under the laws of Delaware, USA, having its registered office at 2520 55th Street, Suite 200, Boulder, Colorado 80 301, USA, hereinafter "Solution Provider",

                                                              on the other hand,


WHEREAS

DS is a software editor that develops or has developed, and distributes, directly or indirectly, an advanced software development environment, designated CAA Version 5 Architecture or CAA V5 Architecture, which includes innovative development architecture and sophisticated development tools. As of today, this environment allows to develop software application programs in the fields of CAD/CAM/CAE (Computer Aided Design/Computer Aided Manufacture/Computer Aided Engineering), PDM (Product Data Management), Digital Manufacturing, product and process Data Modeling or Network Computing. DS and its affiliates have developed and will continue to develop software application programs based on the CAA Version 5 Architecture.

PlanetCAD is a software specialist, editor of software in the field of engineering design quality. PlanetCAD wishes to develop and distribute application software based on the CAA Version 5 Architecture, fully integrated with and complementary to CATIA V5 current and future Products.

DS wishes to encourage software specialists to develop and distribute software application programs based on the CAA Version 5 Architecture, integrated with and complementary to CATIA V5 current and future Products. To that effect, DS has set forth the "CATIA V5 Galaxy Program" available to those software specialists that meet specific conditions and criteria. The participants to this Program are then entitled to:
     - Develop, maintain and distribute software applications under their own brand, which, as a prerequisite, need certain CATIA V5 Products to operate.

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     -   Benefit from various levels of technical and marketing support at preferred conditions.

PlanetCAD wishes to enter into the CATIA V5 Galaxy Program as Partner and qualify as "solution provider" in the Program.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows.

1.       DEFINITIONS

AGREEMENT shall designate this agreement including all PID(s), RFL(s) and other Purchase Order(s) duly accepted by DS, as well as other exhibit(s), amendment(s) and supplement(s) thereto.

APPLICATION PROGRAM OR AP shall designate the stand-alone software application program to be developed by Solution Provider on the basis of the CAA V5 Architecture and that pre-requests certain CATIA V5 Product(s).

APPLICATION PROGRAMMING INTERFACE(S) OR API(S) shall designate those CAA V5
                  Products consisting in Source Code that are necessary to interface or make operable any AP(s) with certain CATIA V5 Product(s).

CAA V5 PRODUCT(S) shall designate all software programs and/or API(s) and/or software development tool(s) and/or associated
                  Documentation(s) thereto, owned by or licensed to DS or its affiliates, developed and distributed by and/or for DS or its affiliates, which allow the development of application programs and constitute together the CAA Version 5 Architecture.

CATIA V5 GALAXY PROGRAM OR GALAXY PROGRAM shall designate the program of cooperation and assistance established by DS to support the development and marketing by selected software specialists of application programs based on the CAA V5 Architecture and complementary to CATIA V5 Products.

CATIA V5 PRODUCT(S) shall designate application software products owned by or licensed to DS, developed and distributed by and/or for DS under the CATIA registered trademark or any other DS Group owned trademark.

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COMPETITOR shall designate any corporation, company or other legal entity involved directly or indirectly in the business of manufacturing, developing, marketing and/or distributing CAD/CAM/CAE (Computer Aided Design/Computer Aided Manufacture/Computer Aided Engineering), PDM (Product Data Management), Digital Manufacturing, Data Modeling or Network Computing products and/or services of the kind manufactured, developed, marketed and/or distributed by the DS Group, in the countries where the DS Group does business during the Term of this Agreement, directly or indirectly, even if these activities are only part of the activities of said corporation, company or legal entity.

CONFIDENTIAL NON-DISCLOSURE AGREEMENT OR "CNDA" shall designate the agreement defined in Section 12 below.

DESIGNATED MACHINE shall designate the central processing unit or workstation identified in an RFL by (i) machine identification number, (ii) type and serial number; (iii) installation address; and (iv) if applicable, named Users.

DOCUMENTATION shall designate user documentation in any form or media as provided by DS to Solution Provider for use in connection with the Licensed Product(s) to which it is associated.

DS GROUP shall designate DS and its affiliates, i.e. any legal entity of which more than fifty per cent (50%) of its ownership interest is owned or controlled, directly or indirectly by DS.

DS GROUP PRODUCT(S) shall designate any computer software product authored or developed by or for or licensed to the DS Group, whether current or future and whatever the trademarks they are sold under, including without limitation the CAA V5 and CATIA V5 Product(s), as well as the ENOVIA and DELMIA product lines.

EFFECTIVE DATE shall designate November 14, 2000, which is the date when this
                  Agreement comes into force.

EFFECTIVE DATE shall designate the date of coming into force of any contractual document (PID, amendment to PID, RFL, Purchase Order etc.) and is the date of the last signature by both parties.

GENERAL AVAILABILITY OR "GA" shall designate the placing on the market of any given computer program or new release thereto, by way of a public announcement as well as insertion in a public catalogue of products.

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INTEGRATION shall designate a self contained, stand alone, computer software program as opposed to an interface, pre-requesting only certain CATIA V5 Products but no other computer software programs of Solution Provider.

INTERFACE shall designate a computer software program making the bridge among two existing software programs as opposed to an integration.

LICENSED PRODUCT(S) shall designate (i) the run time of those CAA V5 Product(s)
                  other than API(s), and/or (ii) the run time of those CATIA V5 Product(s), and/or (iii) the build time of those API(s), as identified in RFL(s) duly accepted by DS.

NON-GA PROGRAMS shall designate certain CAA V5 and/or CATIA V5 Products that have not been made generally available to the market by DS by way of a public announcement and insertion in DS's public catalogue of computer programs.

OBJECT CODE shall designate computer-programming code, substantially or entirely in binary form, which is directly executable by a computer after suitable processing, but without the intervening steps of assembly, compilation or link-edit.

PARTNERS' PRICE LIST shall designate the document attached hereto as Exhibit D which specifies DS financial conditions for granting licenses and/or services to partners under the CATIA V5 Galaxy Program. DS may amend its Partners' Price List at anytime during this Agreement.

PRELIMINARY PROJECT DESCRIPTION OR "PPD" shall designate the preliminary description of any software program which Solution Provider contemplates developing under this Agreement, as defined in
                  Section 9.1.1.

PROJECT INFORMATION DESCRIPTION OR "PID" shall designate the document to be agreed upon and signed by the parties before the development of any AP, as defined in Section 4.1. There will be one PID per Application Program.

PURCHASE ORDER shall designate the document to be duly completed by Solution
                  Provider to order products and/or services under this Agreement.

QUARTERLY REPORT shall designate the written report defined in Section 6.3.3.

REQUEST FOR LICENSE OR "RFL" shall designate the document defined in Section
                  4.1, to be duly completed by Solution Provider to order licenses on CAA V5 and/or CATIA V5 Products under this Agreement.

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SITE shall designate the site designated by Solution Provider in any RFL, as may be changed by written notification to DS, through which deliveries of Licensed Products and/or support services will be provided by DS to Solution Provider.

SOURCE CODE shall designate computer programming code and related system documentation, comments and procedural code, which is not directly executable by a computer and may be printed out or displayed in a form readable and understandable by a qualified programmer.

TERM shall designate the term of this Agreement as defined in Section 21 hereafter.

TERMINATION DATE shall designate each of the dates of termination of this
                  Agreement and/or any given PID as defined in Section 21 as well as each relevant sub-Section of Section 22.

TERMINATION NOTICE PERIOD shall designate the period of time, if any, between the date of receipt of the notice of termination and the Termination Date, as defined in Sections 21 and each relevant sub-section of Section 22 below.

TERRITORY shall designate each of the following three geographical areas of the world: Europe, Asia and the Americas. There are three
                  Territories: Europe, Asia and the Americas.









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2.       SUBJECT MATTER OF THE AGREEMENT

         2.1      PURPOSE OF THE AGREEMENT

         DS appoints Solution Provider, and Solution Provider accepts such appointment, as a solution provider in the CATIA V5 Galaxy Program, for the development and marketing of Application Program(s) based on the CAA V5 Architecture and for which certain CATIA V5 Product(s) will be a prerequisite.

         To qualify as solution provider under the CATIA V5 Galaxy Program, Solution Provider expressly undertakes to comply, and maintain compliance at all times during the Term of this Agreement, with the specific conditions and criteria applicable to solution providers as set forth in Section 3 below as possibly amended from time to time.

         2.2      STRUCTURE OF THE AGREEMENT

         This Agreement is a framework agreement which terms shall govern all rights and licenses granted to and by the parties for any and all Application Program(s) the development and distribution of which they will agree upon.

         This Agreement will govern both the initial phase of development of the AP on the basis of the CAA V5 Architecture and the following phase of its marketing and support by Solution Provider, for each Application Program agreed upon in a duly executed PID.

3.       CATIA V5 GALAXY PROGRAM

The CATIA V5 Galaxy Program provides software specialists with various incentives to use the CAA V5 Architecture for the development of application program(s) for which certain CATIA V5 Product(s) will be a prerequisite. Only those software specialists that have evidenced their competence and expertise and which anticipated developments of application software including any AP(s) are in line with DS strategy may enter and remain into the CATIA V5 Galaxy Program as Partner.

         3.1      CONDITIONS & CRITERIA

         To participate as solution provider in the CATIA V5 Galaxy Program, Solution Provider must comply with the requirements and criteria set forth below that relate to both the quality of its business and that of its AP(s).


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                  3.1.1    CRITERIA RELATING TO SOLUTION PROVIDER'S BUSINESS

                  Upon the Effective Date of this Agreement, Solution Provider declares that it complies and agrees during the Term of this Agreement to maintain compliance with the following requirements:

                      - Solution Provider is a software editor developing and marketing software products;

                      - Solution Provider's vision and strategy is in line with DS's vision and strategy as disclosed by DS from time to time as set forth in Section 19 below;

                      - Solution Provider shall take the appropriate steps to establish and maintain a strong cooperation relationship with DS, in particular by participating to a reasonable number of meetings organized by DS and by keeping DS informed with the evolution of its business and products;

                      - Solution Provider has a distribution network appropriate for the efficient marketing, distribution and support of its software products including any AP(s) to be developed under this Agreement;

                      - Solution Provider cooperates with DS in good faith and trust in both the conduct of its business and the performance of this Agreement and its behavior is compatible with sound business ethics.

                  3.1.2    CRITERIA RELATING TO SOLUTION PROVIDER'S AP(S)

                  Solution Provider declares upon the Effective Date of this Agreement and undertakes that, at all times during the Term of this Agreement, AP(s) to be developed under this Agreement comply and will comply with the following requirements:

                      - Solution Provider's AP(s) pre-requests certain CATIA V5 Product(s) identified in a duly executed PID;

                      - Solution Provider's AP(s) complements the then existing DS and DS Group Products;

                      - Solution Provider's AP answers to then current market needs;

                      - Solution Provider's AP is fully in line with DS's strategy as disclosed by DS, including without limitation, Solution Provider's AP implements DS's process centric vision;


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                      -    Solution Provider's AP is highly required by the
                           market as evidenced by requests from at least three candidate customers for this AP(s) as well as by market studies, if available, or any other means;

                      - Solution Provider's AP is an Integration, as opposed to a mere Interface, of Solution Provider's software product with the pre-requested CATIA V5 Product(s);

                      -    Solution Provider's AP is best-in-class technology;

                      - Solution Provider continuously improves its AP(s), in accordance with the specifications of the PID agreed upon, in an effort to complement the process covered by the DS Group Products to the benefit of customers;

                      - Any AP(s) must have successfully undergone the certification process within one year from its first General Availability. Subsequent releases of same AP will have to have undergone certification process and have been certified before their GA;

                      - Solution Provider's AP will be made available in Solution Provider's catalogue(s) of software products.

         3.2      BENEFIT OF "DASSAULT SYSTEMES PARTNER" LOGOTYPE

         Subject to its continuous compliance with the above listed conditions and criteria as possibly amended from time to time, Solution Provider will be authorized, as of the General Availability of its first AP (first release), to use and display the "Dassault Systemes Partner" logotype which is owned by DS, under the conditions set forth below.

         DS grants to Solution Provider a worldwide limited right and license to use and display the "Dassault Systemes Partner" logotype. This right and license to use the "Dassault Systemes Partner" logotype is revocable, non-exclusive, worldwide and free of charge. It is not assignable and it cannot be sublicensed or otherwise transferred.

         The current design and use instructions of the "Dassault Systemes Partner" logotype are described in the Graphic Chart titled "DS Partners Guide - Volume 5" a copy of which is attached hereto as Exhibit A and has been provided to Solution Provider.

         DS may at any time and at its discretion change the design of the "Dassault Systemes Partner" logotype, its use instructions, and/or any other provision of the Graphic Chart. DS will inform Solution Provider of any such change with three (3) month notice prior to providing Solution Provider with the amended Graphic Chart or amendment thereto to be complied with within three (3) month from its receipt.


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         Solution Provider must at all time during the Term of this Agreement use and display the then current version of the "Dassault Systemes Partner" logotype and comply with the Graphic Chart then in force.

         For exclusive purposes of communicating, promoting and marketing the AP(s) and only if an AP is clearly featured, Solution Provider is authorized to reproduce the "Dassault Systemes Partner" logotype, on the medias and according to the use instructions set forth in the Graphic Chart then in force. No further right to use or display the "Dassault Systemes Partner" logotype is hereby granted to Solution Provider.

         Solution Provider shall neither modify the "Dassault Systemes Partner" logotype, nor use it when communicating on any products other than the AP(s) and/or for purposes other than those expressly set forth above without DS's prior written consent.

         DS is entitled to review the content and quality of the use, display and/or reproductions of the "Dassault Systemes Partner" logotype by Solution Provider. DS is entitled to request that Solution Provider provides it with a list and/or samples of all communication medias and tools on which the "Dassault Systemes Partner" logotype is enclosed and proceeds with any correction without delay promptly upon receipt of DS's written notification, at Solution Provider's exclusive costs.

         The authorization to use the "Dassault Systemes Partner" logotype does not constitute or imply any specific endorsement by a party of the other party products and/or services.

         3.3      SANCTIONS FOR FAILURE TO COMPLY WITH CONDITIONS AND CRITERIA

         If Solution Provider fails to comply with the above conditions and criteria, DS is entitled, at its discretion, (i) to enjoin the loss of the CAA V5 certification of any given AP, (ii) to terminate any given AP and/or (iii) to terminate this Agreement, as set forth under Section
         22.3 below.








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4.       WORKING RELATIONSHIP

The parties shall perform their obligations under this Agreement in good faith and in accordance with generally accepted practices within the industry.

Both parties agree to promptly bring to the other party's notice any information received by it which is likely to be of interest, use or benefit to the other party in relation to this Agreement.

         4.1      PRINCIPLE/CONTRACTUAL DOCUMENTS

         The parties will agree on a case-by-case basis on each Application Program to be developed and marketed under this Agreement, according to the procedure set forth in Section 9 below.

         For each AP, the parties must agree upon and execute a PID according to the standard attached hereto as Exhibit B.

         As indicated in Section 5.1.5 below, Solution Provider will forward to DS duly completed RFL(s) in duplicate originals according to the standard RFL attached hereto as Exhibit C identifying those licenses on CAA V5 or CATIA V5 Products which are necessary to develop and/or support any AP(s). Licenses will be granted only when accepted in writing by DS. The acceptance by DS of any RFL shall be demonstrated either by DS's signature of such RFL or by the provision by DS of the associated password(s) for the Licensed Products, whichever occurs first. DS may, at its discretion, accept RFL(s) sent by Solution Provider via email.

         For training services, a la carte services or any further products and/or services possibly requested by Solution Provider for the development and/or support of any AP(s) under this Agreement, Solution Provider will forward to DS, duly completed Purchase Order(s) in duplicate originals. Purchase Order(s) will only be binding on DS, once accepted in writing by DS.

         DS reserves the right to set up procedures of electronic communication and/or acceptance of contractual documents. When such procedures are set up by DS, the parties agree to meet and negotiate in good faith the practical consequences of such implementation.

         Notwithstanding the terms and conditions of this Agreement, RFL(s) and Purchase Order(s) shall not in any way modify the terms of this Agreement. All terms and provisions contained in any RFL(s) or Purchase Order(s) submitted by Solution Provider which are inconsistent with this Agreement shall be of not force and effect.

         For a given AP, each PID, RFL, Purchase Order and any possible amendments or supplements to those documents, will carry (i) the same identification reference as the initial PID entered into for that AP as well as (ii) a reference to this Agreement.


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         4.2      AMENDMENTS TO CONTRACTUAL DOCUMENTS

         PIDs will be amended whenever needed to reflect technical changes of an AP, such as evolutions of its functionalities, and any new release of an existing AP, prior to implementing such change or developing such new release.

         Any amendment to the PID may result in new RFL(s) and/or Purchase Order(s), to reflect respectively the specific licenses and/or other products or other services needed by Solution Provider.

         Such amendment to PID must be documented in writing and duly executed by both parties.

5.       LICENSES

         5.1      GRANT OF LICENSES

                  5.1.1   NATURE OF LICENSES GRANTED

                  Pursuant to this Agreement and subject to acceptance by DS of the related RFL(s), DS grants Solution Provider:

                  - Development Licenses as defined in and under the terms of Section 5.2 below, exclusively on CAA V5 Products;

                  - Test and Evaluation Licenses as defined in and under the terms of Section 5.3 below on CATIA V5 Products, to enable Solution Provider to test its AP(s) with its prerequisites CATIA V5 Products during the development phase and/or to evaluate CAA V5 and/or CATIA V5 Products which may be of interest for the development of AP(s);

                  - Demonstration Licenses as defined in and under the terms of Section 5.4 below on CATIA V5 Products exclusively, to enable Solution Provider to demonstrate the operation of its AP together with prerequisites CATIA V5 Products to third parties customers, distributors and/or prospects and;

                  - Non-GA Programs Evaluation Licenses on Non-GA Programs, exclusively to enable Solution Provider to evaluate them, under the restrictive terms and conditions set forth in Section 5.5 below.

                  All licenses granted pursuant to this Agreement are for purposes of development, test, evaluation, or demonstration, as indicated in the corresponding RFL(s), exclusively in relation with the AP defined in the PID identified therein. No other rights to use or reproduce and no right to modify the Licensed Products are granted to Solution Provider. The licenses granted


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                  under this Agreement CANNOT be sublicensed, assigned or
                  otherwise transferred by Solution Provider to any third party whatsoever.

                  All licenses granted by DS to Solution Provider are governed by the terms and conditions of this Section 5.

                  5.1.2    TERRITORY COVERED BY LICENSES GRANTED

                  All licenses are granted for those countries signatory of the Bern Convention, with the exception of the Prohibited Countries as defined in Section 26 below where applicable French, European Union, United States of America, and other originating country's export and re-export laws and regulations prohibit or otherwise regulate the grant of such licenses, unless and until appropriate authorization, license or other approval have been obtained.

                  5.1.3    NUMBER OF LICENSES GRANTED

                  For each AP developed pursuant to this Agreement and subject to the payment of the corresponding Yearly Fees, DS will grant to Solution Provider the Development, Test and Evaluation, Demonstration and Non-GA Programs Evaluation licenses (as defined below) on those Licensed Product(s), for that number of machines or users set forth in Partners' Price List.

                  If additional licenses are requested by Solution Provider for any given AP, Solution Provider will automatically be invoiced and shall pay the Additional Yearly Fee set forth in Partners' Price List, which will entitle Solution Provider to additional licenses for that number of machines or users set forth in Partners' Price List.

                  5.1.4    DELIVERY

                  Subject to the payment of the corresponding Subscription Fee and/or Yearly Fees, DS will deliver
                  (i) one (1) CD and one (1) associated Documentation per Site with a maximum of five (5) CDs, for the Development, Test and Evaluation licenses as well as for Non-GA Programs Evaluation licenses of CAA V5 and/or CATIA V5 Products and,
                  (ii) one (1) CD and one (1) associated Documentation for each Territory for the Demonstration Licenses on CATIA V5 Products. Solution Provider is authorized to make copies of the CD containing the CATIA V5 Products licensed to it, for each of its Sites in the Territory.

                  The CD(s) will contain one (1) copy of the Licensed Products, with the latest updates, in Object Code form, for the first installation of any Licensed Product under each operating system. The CD(s) and associated Documentation will


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                  be delivered within fifteen (15) days from the date of
                  acceptance by DS of the first corresponding RFL(s).

                  Solution Provider may request a transfer of existing licenses by sending DS duplicate originals of a duly completed and executed RFL together with copies of the initial RFL duly accepted identifying the former Designated Machine and/or Site. Upon transfer of existing licenses, Solution Provider shall delete the Licensed Product(s) from the former Designated Machine.

                  Delivery of the CD(s) and associated Documentation pursuant to this Agreement will be made D.D.U. at Solution Provider's Site, according to the ICC Incoterms Edition 2000. DS shall select a carrier of its choice to be used for shipping the CD(s) to Solution Provider and shall pay the costs of shipment. Risk of loss and title to the CD(s) (expressly excluding computer software programs contained therein) shall pass to Solution Provider upon delivery at the Site. If the CD (or other program storage media) is lost or damaged during shipment to Solution Provider, DS will replace such media at no additional charge. Solution Provider is exclusively responsible (i) to proceed with all formalities related to the import of the Licensed Product(s) and associated Documentation in the country where its Site is located and (ii) for the payment of all duties and taxes possibly assessed or levied against such import by any taxing authority as set forth in
                  Section 7 below.

                  5.1.5    TERM OF LICENSES GRANTED

                  At least annually during the Term of this Agreement at the latest during the first week of December of any calendar year
                  (N), or at any other time when additional or different licenses are needed, Solution Provider will forward to DS duly completed RFL(s) identifying the CAA V5 and CATIA V5 Products requested as well as the Designated Machine(s) and Site(s) where such licenses will and may exclusively be used.

                  When sent at the latest during the first week of December N, the RFL once accepted by DS grants Solution Provider a license for a one year period starting on February 1st, N+1 and expiring on January 31st, N+2.

                  When sent at any other time during the year, the RFL once accepted by DS grants Solution Provider a license for that period of time starting on the date of acceptance by DS of that RFL and expiring on the immediately following 31st of January (example an RFL sent by Solution Provider on June 1st, 2000 and accepted by DS on June 10th, 2000, the licenses identified will cover the period of time from June 10th, 2000 to January 31st, 2001).


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                  5.1.6    MAINTENANCE

                  DS will provide maintenance services for the Licensed Products under the terms of this Section 5.1.6.

                  (a)      DEFINITIONS

                  For the purpose of this Section 5.1.6, the following terms shall have the following meaning:

                          DEFECT shall designate any malfunction in the performance of any Licensed Product, as such performance is described in its associated Documentation, which is inherent to the Licensed Product and is not caused by or imputable to or related with its improper use or its use in conjunction with any other computer software program.

                          ERROR shall designate a material Defect where either
                          (i) any use of the Licensed Product is prevented or
                          (ii) the Licensed Product or data is destroyed or
                          (iii) there is a loss of critical functionalities of the Licensed Product.

                          RELEASE shall designate updates of the same version of any Licensed Product that DS may make generally available to its customers.

                          SERVICE PACK shall designate periodic updates of any Licensed Product that may include the correction of Defects or Errors for a given Release that DS may make generally available to its customers.

                  (b)     CORRECTIVE SUPPORT / SUPPORT

                  The maintenance services include Corrective Support and Support by DS.

                  During the Corrective Support period, Solution Provider may report Defects to DS on a Release (n) of a Licensed Product up to four (4) months after a subsequent Release (n+1) of that Licensed Product has been made publicly available. Under the Corrective Support, DS may address the Defects reported by Solution Provider on that Release (n).

                  During the Support period, Solution Provider may report Defects to DS on a Release (n) of a Licensed Product up to four (4) months after a second subsequent Release (n+2) of that Licensed Product has been made publicly available. Under the Support, DS may, at its discretion, address the Defects of the Release (n) reported by Solution Provider on either (i) the Releases (n+1) or (n+2) of the Licensed Product or on (ii) a Release of the Licensed Product still under development (to become Release (n+2) or Release (n+3) as the case may be).


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                  (c)     REPORTING OF DEFECTS

                  Solution Provider may report any Defects to DS Maintenance Service in Paris through DS's maintenance website at HTTP://WEBCOS.DASSAULT-SYSTEMES.FR (with possible email of information to alan_Christie@ds-fr.com).

                  To report Defects through DS's maintenance website, Solution Provider must supply to DS the name of a designated Solution Provider's employee which is the only person authorized to report Defects to DS, and the IP identification number of that machine through which Solution Provider will access DS's maintenance website. DS will provide Solution Provider with an identification number, a password and an URL address enabling Solution Provider to connect to and access DS's maintenance website.

                  Only those Defects which are reproducible by DS are covered by the Corrective Support and Support. Solution Provider must provide to DS any information and all material, details and else necessary for DS to reproduce the Defect, as requested by DS's maintenance services and including without limitation the following: step by step and simplified scenario of the Defect including all error messages and warnings, the level of Release and of Service Pack if any, models, assemblies, environment settings and declaratives, original data if corrupted by Defect, any information to qualify the Defect as an Error and the level of Release on which Solution Provider wishes DS would address the Defect.

                  (d)      POSSIBLE ACTIONS BY DS

                  Once a Defect has been duly recognized by DS, DS may provide Solution Provider with either:
                  (i) the reference of a documentation addressing the issue or a methodological advise;
                  (ii)     a workaround or bypass of the Defect;
                  (iii) a correction in a subsequent Service Pack or Release of the Licensed Product.

                  DS may address Errors in a subsequent Service Pack or Release.

                  Upon request, Solution Provider shall be entitled to receive Service Packs and Releases for any Licensed Product(s) during the term of the corresponding applicable license.

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                  5.1.7    SOLUTION PROVIDER'S GENERAL OBLIGATIONS

                  Solution Provider agrees that it shall not copy or use any software products, APIs or development tools that it may possibly access by running any of the CDs or other media that will be made available to it under the Agreement, and for which it does not benefit from an effective license granted by DS.

                  Solution Provider may reproduce the Licensed Products, in Object Code form, only to the extent necessary for installation on the sole Designated Machine(s) or for the designated user(s), and for a single back-up copy per Designated Machine.

                  Except with DS's prior written consent, Solution Provider shall not copy the associated Documentation of any Licensed Product(s).

                  Solution Provider agrees not to decompile, reverse engineer, and/or disassemble all or part of any Licensed Product(s) into a source code version thereof, or allow others to do so.

                  Solution Provider agrees not to remove or circumvent any licensing system or protection system of the CAA V5 and CATIA V5 Products.

         5.2      DEVELOPMENT LICENSE

                  5.2.1    GENERAL LICENSE TERMS FOR THE CAA V5 PRODUCTS

                  Subject to the terms and conditions set forth in this Agreement, for any given AP, DS grants Solution Provider the following non-exclusive, temporary, non-transferable license, for those CAA V5 Products identified in the corresponding PID (as possibly amended) and listed in the corresponding RFL(s) duly accepted by DS, in order to:

                  - Make copies of the CAA V5 Products, from the CD solely in connection with Solution Provider's internal use for development, test and support of the AP designated in the corresponding PID;

                  - Use the CAA V5 Products on the Designated Machine(s) and at the Site(s) identified in the corresponding RFL(s) solely in connection with Solution Provider's development, test and support of the AP designated in the corresponding PID; and

                  - Use the CAA V5 Products on back-up equipment at the same Site as the originally Designated Machine(s) in the event, and for as long as, such Designated Machine(s) are inoperative.

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                  5.2.2   ADDITIONAL TERMS FOR THE API(s)

                  The terms of this Section 5.2.2 apply in addition to the above general license terms.

                  For any given AP as defined in a PID, DS grants Solution
                  Provider:
                  (i) a non-exclusive, temporary, non-transferable license, of the build time of those API(s) that are absolutely necessary for that AP to operate together with the prerequisite CATIA V5 Product(s) as identified in the PID, exclusively for Solution Provider's internal use of development, test and support of that AP and ;
                  (ii) the limited right to embed in the AP only the libraries resulting from the use of the API(s) and referencing the API(s), to the extent necessary for the operation of that AP together with the prerequisite CATIA V5 Product(s) as identified in the corresponding PID.

                  At all times during the Term of this Agreement, Solution Provider must comply with DS's instructions regarding the use of any API(s). Solution Provider undertakes to use the latest version or release of any such API(s) or libraries thereto provided by DS.

         5.3      TEST AND EVALUATION LICENSE

         Subject to the terms and conditions of this Agreement, for any given AP, DS grants Solution Provider a temporary, non-exclusive and non-transferable right and license to execute, reproduce and display, in Object Code form:

         (i) the CATIA V5 Product(s) and associated Documentation specifically designated in the corresponding PID as a prerequisite for that AP, and listed in the corresponding RFL(s) as duly accepted by DS, on the Designated Machine(s) identified in the corresponding RFL(s), only for testing the AP(s) together with its (their) related prerequisites CATIA V5 Product(s), and/or

         (ii) certain CAA V5 and/or CATIA V5 Product(s) and associated Documentation specifically designated in the corresponding RFL(s) as duly accepted by DS, on the Designated Machine(s) and for the term specified in that RFL(s), only for Solution Provider's own internal evaluation purposes within the frame of a given PID, expressly excluding any commercial or general production purposes.

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         5.4      DEMONSTRATION LICENSE

         Subject to the terms and conditions of this Agreement, for any given AP, DS grants Solution Provider a temporary, non-exclusive and non-transferable right and license to execute, reproduce and display, in Object Code form, the CATIA V5 Products and associated Documentation specifically designated in the corresponding PID as a prerequisite for that AP, and listed in the corresponding RFL(s) as duly accepted by DS, on the Designated Machine(s) identified in the corresponding RFL(s) and only for :
         (i) demonstrating to end users, potential end users or distributors of Solution Provider, the functioning of the AP(s), together with the related prerequisites CATIA V5 Product(s) and/or
         (ii) to provide before or after sales services (such as studies, training or consulting) using any AP(s) together with its prerequisite CATIA V5 Product(s) to prospective customers or customers in relation with the sale of any AP(s).

         5.5      NON-GA PROGRAMS EVALUATION LICENCE

         From time to time during this Agreement, DS may grant to Solution Provider, for a given AP, the right and license to use certain pre-releases of CAA V5 and CATIA V5 development software and tools (hereafter "Non-GA Programs") identified in the corresponding PID and listed in the corresponding RFL(s) duly accepted by DS, under the additional terms and conditions of this Section 5.5.

                  5.5.1    LICENSING TERMS

                  Solution Provider shall have a temporary, free of charge, non-exclusive and non-transferable right and license to execute, reproduce and display the Non-GA Program specifically designated in the corresponding PID for a given AP and listed in the corresponding RFL(s) duly accepted by DS, in Object Code form, and to utilize, in support thereof, any associated Documentation and other information which may be provided by DS. The duration of such license shall be provided for in the corresponding RFL(s) and shall not exceed three (3) months. In addition, due to the Non-GA nature of the Program(s), DS shall be entitled, at any time, to terminate this license as of right and without legal proceedings, immediately upon receipt of a written notice to that effect.

                  Solution Provider will have the right to use the Non-GA Program(s) only for its own internal evaluation purposes within the frame of the corresponding PID, on the sole Designated Machine(s) located at Solution Provider's Site and identified in the corresponding RFL, expressly excluding any commercial or general production purposes.

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                  5.5.2    CONFIDENTIALITY - PROPRIETARY INFORMATION

                  (a) Solution Provider acknowledges that the Non-GA Program(s) is (are) proprietary information and a trade secret of DS. Solution Provider shall preserve and include any copyright notice which may appear in the Non-GA
                  Program(s) in all copies thereof, whether such copies are of the whole or a part, in Object Code form or in printed form. Solution Provider shall:
                           (i)      Hold the Non-GA Program(s) in confidence,
                           (ii) Not disclose, provide or otherwise make available the Non-GA Program(s) or information related thereto, including without limitation specifications, or evaluation data and results generated therefrom, to anyone other than employees of Solution Provider, who have a need to know consistent with Solution Provider's authorized use of the Non-GA Program(s), which names are provided to DS in an Exhibit to the corresponding RFL,
                           (iii) Not disclose the existence or the content of the test, and
                           (iv) Take any appropriate action by instruction, agreement or otherwise to fulfill its obligations as to protection and non-disclosure in pursuance of this Section
                                    5.5. Furthermore, Solution Provider
                                    certifies that its designated employees
                                    agree to be bound by and comply with this
                                    Section 5.5.

                  (b) Solution Provider also recognizes that, due to its Non-GA nature, the Non-GA Program(s) may include invention or other patentable techniques or discoveries and understand that DS might not have yet decided to patent them or might be in the process of doing so. Therefore, Solution Provider recognizes and agrees that, for this purpose and in order to avoid for DS loosing any patent application rights, the non-disclosure provisions provided hereunder are of major importance.

                  (c) At the end of the evaluation period, Solution Provider might be requested to provide DS with a written report on the results obtained from Non-GA Program(s) evaluation hereunder, including performance of the Non-GA Program(s), deficiencies encountered and suggested enhancements, if any.

                  Solution Provider agrees that DS may use without restriction said written report and any suggestions made by Solution Provider in relation to the Non-GA Program(s), including without limitation in the enhancement of the Non-GA Program(s) or of any other DS's programs, and claim in its own name all patent rights, copyrights or other intellectual property rights as may be available in such suggestions, without accounting or retroceding any royalties received to Solution Provider.

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                  5.5.3    DISCLAIMER OF WARRANTY

                  THE NON-GA PROGRAM(S) IS (ARE) LICENSED TO SOLUTION PROVIDER HEREUNDER ON AN "AS IS" BASIS, AND WITHOUT ANY WARRANTY WHATSOEVER, WHETHER EXPRESS OR IMPLIED, CONTRACTUAL OR ELSE, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE OR ANY IMPLIED BY LAW WARRANTY AGAINST HIDDEN DEFECTS, AS WELL AS NON INFRINGEMENT WARRANTIES. DS DOES NOT WARRANT OR REPRESENT THAT (i) THE NON-GA PROGRAM(S) AND RELATED SPECIFICATIONS AND FUNCTIONALITIES, OR (ii) ANY DATA STRUCTURES GENERATED THROUGH USE OF THE NON-GA PROGRAM(S), WILL BE CONSISTENT OR COMPATIBLE WITH ANY SUBSEQUENT RELEASE OR VERSION OF THE NON-GA PROGRAM(S), IF ANY, OR WITH ANY CURRENT OR FUTURE PROGRAM(S) OF DS.

                  5.5.4    LIMITATION OF LIABILITY

                  SOLUTION PROVIDER EXPRESSLY AND IRREVOCABLY WAIVES ANY AND ALL CLAIMS AGAINST DS FOR DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF USE AND/OR DATA, LOSS OF PROFITS, REVENUES, SAVINGS, GOODWILL AND/OR OTHER ECONOMIC DAMAGES, WHETHER BASED IN CONTRACT, NEGLIGENCE, OR OTHERWISE, ARISING OUT OF, OR IN CONNECTION WITH, OR IN ANY WAY RELATING TO THE USE OF THE NON-GA PROGRAM(S) BY SOLUTION PROVIDER, INCLUDING INFRINGEMENT ACTIONS. SOLUTION PROVIDER FURTHER AGREES TO INDEMNIFY AND HOLD DS HARMLESS FROM ANY AND ALL LIABILITY OR EXPENSE, INCLUDING REASONABLE ATTORNEYS' FEES, ARISING OUT OF THIS SECTION 5.5.

                  5.5.5    LIMITED SUPPORT SERVICE

                  From time to time, DS may, at its sole discretion, provide Solution Provider with modifications or updates to the Non-GA Program(s). Any such modifications or updates shall be construed as part of the Non-GA Program(s). DS hereunder in relation to the Non-GA Program(s) will provide no corrective maintenance service, provided however that DS will use reasonable efforts to correct any errors in the Non-GA Program(s) which are notified by Solution Provider and which, in DS's sole opinion:
                  (i) Prevent the Non-GA Program(s) evaluation by Solution Provider pursuant to this Agreement,
                  (ii)     Are inherent to the Non-GA Program(s), and

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SOLUTION PROVIDER AGREEMENT


                  (iii) Are not caused by or do not arise solely from the use of any other software in conjunction with the Non-GA Program(s).
                  Nothing contained herein shall be construed as an obligation of DS, either express or implied, to subsequently develop, market or license the Non-GA Program(s), or any similar program(s) incorporating some or all of the functionalities contained therein.

6.       FINANCIAL CONSIDERATION

In consideration for the rights and licenses granted pursuant to this the Agreement, Solution Provider shall pay to DS the following fees and royalties.

         6.1      SUBSCRIPTION FEE

         Solution Provider shall pay to DS a Subscription Fee to the CATIA V5 Galaxy Program of thirty nine thousand US Dollars (US$ 39,000).

         The Subscription Fee is only due once during the Term of this Agreement upon the Effective Date.

         The Subscription Fee is payable within 30 days following the Effective Date.

         6.2      YEARLY FEES AND FLAT FEES

         DS may, at its discretion, increase the Yearly and Flat Fees, once per calendar year, provided such increase shall not exceed ten per cent (10%) and subject to a one month prior notice to Solution Provider. Solution Provider will pay the Yearly and Flat Fees as amended if they accrue after the date of coming into force of these amendments.

                  6.2.1    YEARLY FEE

                  Every year, Solution Provider shall pay the Yearly Fees defined below in payment of the various licenses granted under this Agreement.

                  The CATIA Companion Yearly Fee and Licenses Yearly Fee are due in all circumstances. The Additional Yearly Fee is only due if additional licenses are requested.

                  (a)     CATIA COMPANION YEARLY FEE

                          As of the 1st of February immediately following the Effective Date and on the 1st of February of every calendar year thereafter, Solution Provider shall pay to DS the CATIA Companion Yearly Fee of the amount set forth in Partners' Price List in payment of one CATIA Companion shareable license granted by DS pursuant to
                          Section 8.3.

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                  (b)     LICENSES YEARLY FEE

                          For each AP to be developed under this Agreement, Solution Provider shall pay to DS a Licenses Yearly Fee of the amount set forth in Partners' Price List in payment of the number of licenses defined therein.

                          This Licenses Yearly Fee is due for the first time on the effective date of the PID and on the 1st of February of every calendar year thereafter for all AP(s), except that for the first AP to be developed under this Agreement the Licenses Yearly Fee will be due for the first time on the 1st of February immediately following the Effective Date of the Agreement (as opposed to the effective date of the PID of the first AP).

                  (c)     ADDITIONAL YEARLY FEE

                          The Additional Yearly Fee of the amount set forth in Partners' Price List will be automatically due if Solution Provider requests additional licenses for any given AP and will entitle Solution Provider to that number of additional licenses defined in Partners' Price List.

                          This Additional Yearly Fee is due for the first time on the date of acceptance by DS of the RFL requesting an additional license and on the 1st of February of every calendar year thereafter.

                  (d)     PAYMENT OF THE YEARLY FEES

                          Yearly Fees are payable within 30 days from their due date. They are payable in advance and cover the period of time between their due date and the immediately following 31st of January.

                  6.2.2   FLAT FEE

                  The Flat Fee of the amount set forth in Partners' Price List is due in payment of the training and assistance services granted by DS.

                  Solution Provider shall pay to DS, in addition to the Yearly Fees defined in Section 6.2.1 above, a Flat Fee for:

                  (i) any additional AP to be developed targeting a different domain than that of previous AP(s), i.e. any new AP which CATIA V5 Products pre-requested are different from the CATIA V5 Products pre-requested by the previous AP(s) as defined in the PID, and,

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SOLUTION PROVIDER AGREEMENT


                  (ii) any new release of an existing AP targeting a different domain than the previous release of same AP, i.e. any new release which CATIA V5 Products pre-requested are different from the CATIA V5 Products pre-requested by the previous release of same AP as defined in the PID.

                  Any such Flat Fee is only due once, upon the effective date of the corresponding PID (additional AP) or amendment to an existing PID (new release of existing AP).

         6.3      ROYALTIES

                  6.3.1    APPLICABLE ROYALTY RATE AND MINIMUM AMOUNT OF
                           ROYALTIES

                  Solution Provider shall pay to DS royalties on all revenues derived from the licensing and/or distribution of any AP (or module of AP if any) with the following percentages:
                  - fifteen percent (15%) when licenses on AP(s) are sold to resellers or distributors (whether VAR or else) and,
                  - ten percent (10%) when licenses on AP(s) are sold to end users (whether directly or through an agent, commissionaire or else), with a minimum of one thousand US dollars (US $1,000) per license granted of any such AP (or module of AP, if any) in all instances.

                  Royalties at a rate of ten percent (10%) will be also due on all revenues derived from the support or maintenance of any AP(s).

                  Royalties will not be due on revenues derived from studies, training, consulting and other services performed using the AP by Solution Provider in relation with a sale or contemplated sale of any AP. Royalties at a rate of ten percent (10%) will be due on revenues derived from studies, training, consulting and other services performed using the AP by Solution Provider, independently from any actual or contemplated sale of the AP.

                  Upon the Effective Date, the supply of ASP using any AP and its prerequisites CATIA V5 Products is not authorized under this Agreement. However, once DS has set up its policy on ASP supply by partners, the parties shall meet to discuss Solution Provider's supply of ASP using any AP together with its prerequisites CATIA V5 Products and the Agreement will be amended accordingly to reflect the parties' agreement, if any, on the terms of such supply of ASP, including without limitation on business conditions and/or royalties to be paid to DS.

                  These revenues are equal to the sales prices and other fees and charges invoiced by Solution Provider to customers of such AP, support and related maintenance, and/or services, without deduction by Solution Provider of any

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SOLUTION PROVIDER AGREEMENT



                  costs, expenses, commissions, withholding taxes or other charges possibly incurred by Solution Provider, except as expressly agreed upon by DS.

                  Solution Provider shall send to DS a notification form for each AP specifying, at least but without limitation, the name of the AP (and of its related modules, if any), its date of availability and pricing information such as Solution Provider's standard Price List for such AP and/or services, as well as applicable discounts and contemplated special offerings.

                  6.3.2    ACCOUNTING/RIGHT TO AUDIT

                  Solution Provider shall, for a period of four (4) years, keep true and accurate records containing all particulars which may be necessary for the purpose of auditing payments of royalties to DS under this Section 6.3. Solution Provider will provide DS with a copy of such records at any time upon simple request from DS.

                  Furthermore, during such four (4) year period, and upon reasonable notice to Solution Provider, DS shall have the right to have an audit conducted, through an independent accounting firm chosen at its discretion by DS, and to examine the records and books of account of Solution Provider in connection therewith. Solution Provider will bear the costs of such audit if a material discrepancy or error of computation or else in excess of ten percent (10%) of the amounts due to DS is identified. Any audit conducted pursuant to this Section shall not be conducted in such a manner as to unreasonably interfere with the operations of Solution Provider and in no event shall an audit be conducted more frequently than once per calendar year.

                  6.3.3    REPORTING

                  Within thirty (30) days after the end of each calendar quarter of this Agreement, Solution Provider shall provide DS with a written Quarterly Report set forth according to the standard attached as Exhibit E for each AP.

                  6.3.4    ACCRUAL AND SETTLEMENT OF ROYALTIES

                  Royalties shall be paid in US dollars on a quarterly basis. The exchange rate to be applied for computation of such royalties shall be the European Central Bank rate prevailing on the first business day of the month immediately following the relevant calendar quarter.

                  DS's right to royalties on all revenues derived by Solution Provider from licensing and/or distribution of any AP and/or related maintenance services shall accrue upon the date the corresponding revenues accrue to Solution Provider, irrespective of whether or not such revenues were eventually collected by Solution Provider from its customer.

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         6.4      OTHER FEES AND CHARGES

         In addition to the above Fees and Royalties, Solution Provider will pay to DS any additional hotline support at the hourly rate set forth in Partners' Price List then in force.

         A la carte training services or other specific products and/or services possibly requested by Solution Provider to DS in the course of performance of this Agreement will be subject to the terms of this Agreement and will be charged, if accepted by DS, at its standard price then in force.

7.       PAYMENT

DS will invoice Solution Provider for all payments due under this Agreement. All invoices shall be paid to DS by wire transfer, within thirty (30) days from receipt of DS invoice, to DS's bank account as identified below:

         bank account                # 0120022776
         opened under the name of    Dassault Systemes,
         at                          Societe Generale (bank code 30003),
                                     Paris Opera (branch code 03620/RIB code 06)
                                     6, rue Auber
                                     75009 Paris, France
         swift code                  SOGEFRPP

In addition to any payment due, Solution Provider shall be responsible for the payment and pay, without recourse to DS, any and all applicable sales, use, excise, value added or other taxes or duties, howsoever designated, assessed or levied upon the execution or performance of this Agreement, by any taxing authority whether in DS's or Solution Provider's country, except for taxes based on DS's net income.

Solution Provider shall pay interest for late payment of all sums due at the LIBOR rate plus four (4) points (e.g. if LIBOR rate is 6%, late interests will be 10%) - not to exceed the maximum rate, or be inferior to the minimum rate, permitted by applicable law, as the case may be - as of the receipt of a notice to pay sent by DS.




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8.       TRAINING

         8.1      MANDATORY TRAINING

         To ensure and promote Solution Provider's competence and skills on CAA V5 and CATIA V5 Products, all the employees of Solution Provider who are involved in the development of any AP must have attended the training courses defined below on all relevant CAA V5 and CATIA V5 Products to be used in the development of any AP, whether such training courses have been attended in the course of performance of this Agreement or of distinct or prior business relationships with DS (a certificate of attendance of such training will then be required).

         The mandatory training courses include:
         - a Computer Based Training session on DS's self training software "CATIA Companion";
         - a Advanced Training course on all the CATIA V5 Products which are necessary for the development of any given AP;
         and
         - all three Basic, Advanced and Specialized CAA V5 Trainings as described in Section 8.2.1 below.

         This requirement applies to all employees of Solution Provider involved in the development of any AP and at any time during the Term of this Agreement.

         If all the pre-requested training courses are not attended by the Solution Provider's employees as part of either the Initial, Continuous or Additional Trainings defined in Sections 8.2, 8.3 and 8.4 below, they will be periodically organized by DS and charged to Solution Provider at DS standard prices then current upon attendance by Solution Provider's employee(s).

         Solution Provider bears all costs of lodging and transportation, as well as out of pocket expenses, for those of its employees attending any training and/or assistance courses or sessions under this Section 8.

         8.2      INITIAL TRAINING & ASSISTANCE

         As part of this Agreement and as a result of its appointment as solution provider in the Galaxy Program, Solution Provider benefits from the training and assistance products and services as detailed in this Section 8 which are granted by DS at a discounted price in comparison to its standard prices for such training products and services.


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                  8.2.1    INITIAL TRAINING

                  As of the Effective Date, prior to the start of development of any AP, and subject to the timely payment of the Subscription Fee, Solution Provider will benefit from the Initial Training defined hereafter.

                  This Initial Training consists in the following:

                  (a)     COMPUTER BASED TRAINING

                          DS grants to Solution Provider one (1) non-exclusive, temporary, non-transferable, shareable license to use DS's self training software "CATIA Companion", subject to the timely payment of the Subscription Fee as well as the corresponding Yearly Fees as set forth under
                          Section 6.2.1 above. This license is for training purposes exclusively and may be used on any machine at the Site identified in the corresponding RFL, by any one (1) single user at any given time. This license is mandatory and must remain effective during the whole Term of this Agreement.

                  (b)     TRAINING ON CATIA V5 PRODUCTS

                          This training is fitted to the domain of activity targeted by the Solution Provider and may cover among others the following items : [Infrastructure], [Mechanical Design], [Mechanical Design Rx Update], [Analysis & Simulation], [Shape Design & Styling], [Equipment & Systems] or [Engineering].

                          This training on CATIA V5 Products is a dedicated course given at DS premises that lasts three days for up to eight employees of Solution Provider.

                  (c)     TRAINING ON CAA V5 ARCHITECTURE

                          This training is designed to ensure and enhance the level of expertise of the Solution Provider on the CAA V5 Architecture.

                          Under this Agreement, the three progressive steps of training are granted to Solution Provider:

                          - the Basic CAA V5 Training - Level 1 - on Concepts, Models, Controller, View and Tools which is a course given at DS premises that last five days and is available for up to two employees of Solution Provider;


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                          -        the Advanced CAA V5 Training - Level 2 - on
                                   Geometric Modeler, Mechanical Modeler,
                                   Product Structure and Knowledgeware which is a course given at DS premises that lasts five days and is available for up to two employees of Solution Provider;

                          and

                          - the Specialized CAA V5 Training - Level 2 - on necessary key framework(s) to be used by AP as defined in corresponding PID, which is a dedicated course given at DS premises that lasts two days and is available for up to two employees of Solution Provider.

                  8.2.2   INITIAL ASSISTANCE

                  As of the Effective Date and subject to the timely payment of the Subscription Fee, Solution Provider will benefit from the Initial Assistance defined hereafter.

                  The Initial Assistance consists in the following:

                  (a)     DEVELOPMENT AT DS PREMISES AND CONSULTING WITH DS
                          EXPERT

                          During the early phase of development of its first AP, up to two employees of Solution Provider (having attended the pre-requested training courses) will be authorized to start developing on Solution Provider's Designated Machine(s) at DS premises for up to five days during which Solution Provider may be assisted by one of DS experts for up to three days.

                  (b)     HOTLINE ASSISTANCE

                          As of the Effective Date, Solution Provider will, for the whole Term of this Agreement, benefit from up to forty (40) hours of hotline assistance on usage functions, basic methodology and by pass or workarounds of the following domains: installation, data exchange, administration, CATIA V5 Products, Programming and general use.

                          Are expressly excluded from the hotline assistance services supplied by DS, all requests (i) regarding or related to defect(s) of any Licensed Product(s) which are covered by the provisions of Section 5.1.6 above,
                          (ii) for information on announces or visibility of future DS Group Products or functionalities, and (iii) for training over the phone.


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                          DS Helpdesk Center will do its reasonable commercial
                          efforts to respond to Solution Provider's request within a reasonable time period.

                          The operating hours of DS Helpdesk Center in Suresnes (France) are:
                          -         Monday-Friday    8:30-12:00 and 13:00-18:00
                                                     (Paris Time)
                          -         Saturday-Sunday  Closed

                          DS Helpdesk Center is also closed during the French national holidays.

                          The different ways to access the DS Helpdesk Center in Paris are:
                               -    Phone +33 1 40 99 44 44
                               -    e-mail HOTLINE@DS-FR.COM
                               -    Fax +33 1 40 99 43 12

                          Once duly registered by filling in and returning the document attached as Exhibit G hereto, Solution Provider also has exclusive access to DS Helpdesk Center Web Site: WWW.HELPDESK.DASSAULT-SYSTEMES.COM

                          The time spent by the expert(s) of DS Helpdesk Center on each request received from Solution Provider is calculated, quarter of an hour by quarter of an hour, with a minimum of one half hour, and deducted from the above forty (40) hours and charged when exceeding these forty (40) hours as set forth below.

                          Any hotline assistance needed by Solution Provider in excess of the above forty (40) hours will be charged by DS at its then current standard price.

         8.3      CONTINUOUS TRAINING

         During the Term of this Agreement, subject to the timely payment of the CATIA Companion Yearly Fee, DS grants Solution Provider one shareable license under the terms set forth in Section 8.2.1 above on DS's self training software "CATIA Companion" and may provide updates of "CATIA Companion" at any time and at no additional cost. This license must remain effective during the whole Term of this Agreement.



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         8.4      ADDITIONAL TRAINING (IF NEW DOMAIN TARGETED)

         Subject to the payment of the corresponding Yearly Fees and Flat Fee, for (i) any new release of an existing AP targeting a different domain than that the previous release of same AP, and for (ii) any additional AP to be developed targeting a different domain than that of previous AP(s), as defined under Section 6.2.2 above, Solution Provider will benefit from the following additional training and consulting:

         - a Specialized CAA V5 Training on integration's key framework corresponding to new domain targeted which is a dedicated course given at DS premises that lasts two days and is available for up to two employees of Solution Provider having attended the pre-requested training courses;

         and

         - During the early phase of development of this new release of an existing AP, a maximum of two employees of Solution Provider (having attended the pre-requested training courses) will be authorized to start developing at DS premises for up to five days during which Solution Provider may be assisted by one of DS experts for up to three days.

         8.5      A LA CARTE TRAINING

         DS may, at Solution Provider's request, organize a training course dedicated to Solution Provider's employees and adapted to Solution Provider's needs, which financial conditions, schedule and content will be agreed upon by both parties.

9.       OBLIGATIONS OF SOLUTION PROVIDER

         9.1      SOLUTION PROVIDER'S OBLIGATIONS REGARDING DEVELOPMENT OF AP

                  9.1.1    PROCEDURE OF AGREEMENT ON ANY AP

                  For any project of software product development contemplated by Solution Provider under this Agreement, Solution Provider will provide DS with a Preliminary Project Description according to the standard attached hereto as Exhibit F. DS will inform Solution Provider of its position regarding such PPD. If DS is interested in the contemplated project, it will inform Solution Provider of its approval, and execute the PPD. The parties will then meet to negotiate and agree on a Product Information Description, which content must comply with the provisions of Section 4.1 above.



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                  The parties must agree on the first AP to be developed by
                  Solution Provider, i.e. execute the corresponding PID, within four months from the Effective Date. For any other AP(s) to be developed by Solution Provider under this Agreement, the PID must be executed by both parties within four months from DS's execution of the corresponding PPD.

                  Neither DS's execution of any given PPD, nor its execution of any PID or amendment thereto shall grant to Solution Provider any exclusivity whatsoever with respect to the content, purpose, domain or target of either the contemplated project or the agreed upon AP. DS may develop itself, have developed or enter into agreements with any third party including any competitor of Solution Provider for the development, of any application software programs that have the same functionalities, purpose, domain or target, or that are or may be deemed similar, or that compete directly or indirectly, with AP(s) to be developed by Solution Provider under this Agreement.

                  9.1.2 DEVELOPMENT OF AP ACCORDING TO PID SPECIFICATIONS AND TIMEFRAME

                  Solution Provider shall be solely responsible for initiating development of any AP and choosing the programming techniques to be used for developing its AP(s) on the basis of the CAA V5 Architecture.

                  All AP(s) to be developed by Solution Provider pursuant to this Agreement must be developed by Solution Provider according to the timeframe set forth in the corresponding PID.

                  The development of any AP by Solution Provider shall take place at Solution Provider's premises, except for Solution Provider's option to start developing AP(s) at DS premises pursuant to Section 8.2.2. The development of any AP shall be performed at Solution Provider's sole expenses and under its sole responsibility.

                  9.1.3    PROCEDURE OF ACCEPTANCE OF AP BY DS

                  Promptly upon completion of the development of any AP or new release thereto and in any event at the latest three (3) months prior to its contemplated General Availability date, Solution Provider shall demonstrate, at DS premises, the latest version available of the AP or release thereto for DS to check compliance by Solution Provider with the specifications of the PID.

                  DS will conduct such testing as appropriate and send a notice to inform Solution Provider of its position regarding the compliance with the specifications within one (1) month of the demonstration of such latest version of the AP. If the AP complies with the specifications, DS will inform Solution Provider that it may make it Generally Available, except for new releases of

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                  an existing AP where certification is required prior to GA. If the AP does not comply, Solution Provider will be required to make all necessary and appropriate changes to comply with the specifications of the PID and will have no right to make Generally Available or otherwise promote or distribute the AP until compliance with the specifications of the PID has been confirmed by written notice by DS.

                  9.1.4    DEMONSTRATION LICENSE ON AP FOR THE BENEFIT OF DS
                           GROUP

                  Solution Provider shall grant to DS up to twenty worldwide, temporary, non-exclusive and royalty free licenses for Term of this Agreement to use, execute, reproduce and display (i) each AP developed under this Agreement as well as (ii) each computer software program of Solution Provider pre-requested by such AP, in Object Code form, for the purpose of performing demonstrations of the AP to any third parties.

         9.2      SOLUTION PROVIDER'S OBLIGATIONS REGARDING MARKETING OF AP(S)

         Notwithstanding the marketing assistance granted by DS to Solution Provider under Section 11 below, Solution Provider is exclusively responsible for the marketing, distribution, licensing, support and maintenance of its AP(s). However, Solution Provider must generally keep DS informed of the conduct of its projects and business relationships with customers of AP(s) in relation with such AP(s).

         Any advertisement, announcement or other communication on any media whatsoever regarding this Agreement or the appointment of Solution Provider as Partner in the CATIA V5 Galaxy Program, as well as regarding the AP(s) referring to the CAA V5 or CATIA V5 Products is subject to DS's prior written review for the first year as of the Effective Date. Thereafter, DS will be entitled to review such documents and Solution Provider undertakes to proceed with any reasonable correction requested by DS at Solution Provider's costs.

         Solution Provider is free to set its public prices for the sale, licensing, maintenance and support of its AP(s). Solution Provider shall charge reasonable prices consistent with industry practices. Solution Provider shall apply that price which it has provided to DS in the Business and Marketing Plan then in force and inform DS prior to any variation thereto.

                  9.2.1    PROMOTION AND MARKETING OBLIGATIONS OF SOLUTION
                           PROVIDER

                  Each AP must be made Generally Available by Solution Provider at the latest six months after the effective date of its PID. Any new release of an existing AP must be made Generally Available within six months from the effective date of the corresponding amendment to PID, unless the applicable PID provides differently.

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                  For each AP to be marketed under this Agreement, Solution
                  Provider must at least annually provide to DS a Business and Marketing Plan according to the standard attached hereto as Exhibit H and providing for those information identified in the standard Business and Marketing Plan for the following one year period of time. Business and Marketing Plans must be provided to DS for the first time at the latest three (3) months prior to the contemplated General Availability date of any AP (or new release thereto) and thereafter at least once per year during the month of January of every calendar year. At least twice per calendar year, Solution Provider shall inform DS in writing on the actions conducted under the then current Business and Marketing Plan and results thereto.

                  Solution Provider shall use its reasonable commercial efforts to promote, market and distribute the AP(s) and to generate sales of the AP(s). Solution Provider agrees, in addition to any other actions necessary or appropriate to fulfil such obligation, to do the following:
                    (a) include all APs in its catalogue(s) of software products and use at least the same level of quantitative and qualitative advertisement and marketing as that used by Solution Provider for other products in its catalogue;
                    (b) actively promote the AP(s) including without limitation by attending trade shows, by attending the CATIA Users shows organized by DS, at least once per calendar year in two of the Territories at Solution Provider's discretion, and by using any suitable means of marketing the AP(s) customarily used by software editors selling similar products;
                    (c) continuously and consistently use the "Dassault Systemes Partner" logotype and "CAA V5 Certified" logotype, in compliance with the provisions respectively of Section 3.2 and 10.3;
                    (d) maintain a fully trained and adequate sales organization capable of active solicitation of sales of the AP(s);
                    (e) maintain adequate facilities and trained personnel to distribute, maintain and support the AP(s);
                    (f) handle all customer inquiries, quotations and orders promptly and efficiently and;
                    (g) carry out and/or attend all marketing assistance tools and events provided by DS under Section 11 of this Agreement.

                  9.2.2    WARRANTY AND SUPPORT OBLIGATIONS OF SOLUTION PROVIDER

                  Solution Provider is exclusively responsible for the installation, support and maintenance of its AP(s) to their customers and users. Solution Provider shall provide all necessary and appropriate technical support and warranty support to the customers and users of its AP(s) to whom licenses on the AP(s) were granted, at its exclusive risks and costs.

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                  In addition to any other action necessary or appropriate to fulfil its obligation, Solution Provider shall provide appropriate levels of sales, technical and warranty support to end users of AP(s) in order to assure satisfactory installation, operation, support and maintenance of the AP(s).

                  9.2.3    EXCLUSIVE LIABILITY OF SOLUTION PROVIDER

                  Solution Provider will bear all warranties and liabilities vis-a-vis the customers and users of its AP(s). Solution Provider shall make no representations or warranties on behalf of DS, including on the appropriate operation of the AP(s) with its pre-requested CATIA Product(s), and must include in all licenses granted on its AP(s) an express waiver by licensee of any claim or action on any ground whatsoever against DS. Solution Provider shall defend and hold DS harmless against any and all such claims, actions or else from any customer or user of Solution Provider's AP(s).

10.      CERTIFICATION OF AP

Any AP(s) developed by Solution Provider under this Agreement must have successfully undergone the certification process within one year from its first General Availability. Subsequent releases of any AP must have undergone certification process and have been certified before their GA.

The AP, or any subsequent release thereto, will be subject to the certification process to check its compliance with the certification criteria.

The certification criteria, procedure and schedule of certification will be further agreed upon for each AP or release thereto, and shall be documented by a duly executed written supplement to this Agreement to be attached as an Exhibit hereto.

         10.1     CERTIFICATION CONDITIONS AND CRITERIA

         The certification process is set forth to control the quality and user friendliness of the AP, as well as the rapidity of development of the AP and regularity of its upgrades and releases.

         Various tests shall be conducted to check the compliance of the AP (or any release thereto) with the certification criteria which will include without limitation criteria relating to the packaging, graphical user interface, functionality, performances, data model, code quality, reliability and installation of the AP (or release thereto).

         10.2     CERTIFICATION PROCEDURE

         The certification procedure will consist in an initial phase of auto-certification by Solution Provider to conduct the testing identified to check compliance of the AP (or release thereto) with the certification criteria.

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         Once Solution Provider has successfully checked such compliance,
         Solution Provider shall send to DS the latest pre-release of the AP (or any release thereto) for DS to conduct such necessary testing.

         It is only once DS has successfully checked such compliance that the parties shall meet at DS premises to conduct the final certification of the latest pre-release of the AP or of new release(s) of any AP, which will be that made GA.

         10.3     BENEFIT OF "CAA V5 CERTIFIED" LOGOTYPE

         Once the final certification of any AP or release thereto has been granted, and subject to the continuous compliance of Solution Provider with the above conditions and criteria regarding that AP or release, Solution Provider will be authorized to use, reproduce and display on that AP or release thereto a "CAA V5 Certified" logotype, under the conditions set forth below. Failure to comply with these conditions and criteria entitles DS to enjoin the loss of certification under Section 22.3.1(a) below.

         To that effect, DS grants to Solution Provider a worldwide limited right and license to use, display and reproduce the "CAA V5 Certified" logotype to which DS has exclusive title and ownership, exclusively on the AP or release that has been finally certified. This right and license to use the "CAA V5 Certified" logotype is revocable, non-exclusive, worldwide and free of charge. It is not assignable and it cannot be sublicensed or otherwise transferred.

         No further right to use or display the "CAA V5 Certified" logotype is hereby granted to Solution Provider. Solution Provider shall neither modify the "CAA V5 Certified" logotype, nor use it when communicating on any products other than the AP or release that has been finally certified.

         The specific design and use instructions of the "CAA V5 Certified" logotype will be described in a specific document which to be provided by DS and that will be attached as an exhibit to this Agreement.

         DS may at any time and at its discretion change the design of the "CAA V5 Certified" logotype, its use instructions, and/or any other provision of the Graphic Chart relating to the "CAA V5 Certified" logotype. DS will inform Solution Provider of any such change with three (3) month notice prior to providing Solution Provider with the amended Graphic Chart or amendment thereto to be complied with any new AP or new release of an AP at the latest within three (3) month from receipt of such amended Graphic Chart of amendment thereto. Solution Provider must at all times during the Term of this Agreement use and display the then current version of the "CAA V5 Certified" logotype and comply with the Graphic Chart then in force.

         DS is entitled to review the content and quality of the use, display and/or reproductions of the "CAA V5 Certified" logotype by Solution Provider. DS is

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         entitled to request that Solution Provider provides it with a list and/or samples of all communication medias and tools on which the "CAA V5 Certified" logotype is enclosed and proceeds with any correction without delay promptly upon receipt of DS's written notification, at Solution Provider's exclusive costs.

         The authorization to use the "CAA V5 Certified" logotype does not constitute or imply any specific endorsement by a party of the other party products and/or services.

11.      MARKETING SUPPORT

         11.1     INITIAL MARKETING SUPPORT

         Upon the Effective Date of this Agreement, DS and Solution Provider will agree on the content and schedule of a DS press release to be published and made available on DS's web site, with quotes from both parties regarding the execution of this Agreement and contemplated developments.

         Solution Provider will be listed among new DS's partners in the CATIA V5 Galaxy Program on DS web site with a link to Solution Provider's website.

         Solution Provider will further be mentioned in DS's publications, at DS's discretion.

         11.2     CONTINUOUS MARKETING SUPPORT

         Prior to the General Availability of any AP(s), DS will assist Solution Provider by reviewing and/or advising Solution Provider on the specification sheets and related marketing materials (demos, CDs etc.) as well as Business and Marketing Plans or any other marketing or communication plans.

         Subject to its compliance with the terms of this Agreement, Solution Provider will benefit from the following:
              -  "Dassault Systemes Partner" logotype as indicated under Section
                 3.2 above,
              - Web banners (such as for instance direct connection on Solution Provider's website to DS website or DS banner on Solution Provider's website),
              - Support and assistance in reviewing Solution Provider's press release announcing availability of AP and/or new release of AP,
              - Detailed description of Solution Provider and its AP(s) on DS's website,
              - Attendance to User Association Meetings (CAA booth may be proposed),
              - Attendance to Trade Show(s) (presence in DS booth may be proposed)
              - Assistance in drafting and/or publication of article in CAA News or other publication related directly or indirectly to DS.

         As partner in the CATIA V5 Galaxy Program, Solution Provider will be given the opportunity to participate in promotional events and/or trade fairs possibly organized by DS for its partners or attended by DS with some of its partners, at preferred conditions if applicable. Solution Provider will bear all costs relating to the

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         attendance of such events and/or trade fairs, including advertising costs and other expenses occurred to participate and costs of lodging and transportation for those of its employees or representative attending such events and/or trade fairs.

         11.3     MARKETING SUPPORT FOR "CAA V5 CERTIFIED" AP(s)

         Upon certification of any AP, or release of an AP, Solution Provider will benefit from:

              -   A DS press release on the CAA V5 certification of its AP(s)
              - Promotions in User Galaxy available with CATIA's CD, if any and when applicable,
              - Additional assistance in the setting up of meetings with customers or DS sales force,
              -   Preferred attendance (in priority) at DS events,
              -   Mailing to customers.

12.      INFORMATION EXCHANGES

Information disclosed under this Agreement may include technical data, know-how, software specifications, software performance, or any other information relevant to the performance of this Agreement.

All communications between the parties are subject to the terms and conditions of the Confidential Non Disclosure Agreement, reference 01344A2000GRUP, entered into by the parties on November 14, 2000.

13.      RESTRICTIONS TO SOLUTION PROVIDER'S ACTIVITY

Because Solution Provider benefits from various financial incentives, technical and marketing training from DS under the CATIA V5 Galaxy Program at preferred rates, and in order to maintain a strong degree of cooperation and dedication between the parties, it is essential to this Agreement that Solution Provider shall not compete with DS, as set forth below.

Also, because Solution Provider is given access to methodologies, technologies, know-how, ideas, concepts and/or expressions contained in, or expressed through, CAA V5 and CATIA V5 Products and related products and services supplied by DS under this Agreement which are of a strategic importance to DS, it is essential to this Agreement that Solution Provider does not enter into any transaction that may result in their direct or indirect transfer, except as authorized herein.


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         13.1     RESTRICTIONS ON SOLUTION PROVIDER'S ACTIVITY

         In view of the above, except as otherwise agreed in writing with DS, Solution Provider undertakes NOT to:

                  (a) Use and/or license the AP as a software component (i.e. to be used as a toolkit by and/or embedded into another software application product or software middleware product); and/or

                  (b) Use, adapt or modify, in any manner, or have used, adapted or modified all or part of any AP, or prepare or have prepared derivatives works based upon said AP, or use or have used, in any manner the APIs licensed under the Agreement, or use or have used in any manner the know-how and/or trade secrets related to the DS Group products and/or CAA V5 Architecture, in order to make or have made or participate to make:

                           (i) an interface or integration between any DS Group Product(s) and any product(s) of any third party without the AP(s) being a prerequisite thereto, and/or

                           (ii) a software product or middleware product that allows or facilitates such an interface and/or integration without the AP(s) being a prerequisite thereto, and/or

                          (iii) a product or any other access enabling the user of any CAD/CAM/CAE (Computer Aided Design / Computer Aided Manufacture / Computer Aided Engineering), PDM (Product Data Management), Digital Manufacturing, Data Modeling or Network Computing software product(s) to read, understand, and/or use any data or model generated by any DS Group Product(s) without the AP(s) being a prerequisite thereto.

         13.2     NON-COMPETE COVENANT

         In view of the above, during the Term of this Agreement and for one (1) after its termination for any reason whatsoever, Solution Provider undertakes NOT to (i) develop, manufacture, market, offer and/or distribute or have developed, manufactured, marketed offered and/or distributed, and/or participate in the development, manufacturing of any software application program interoperating with any CATIA V5 Product(s) which functionalities or purpose are similar to those of any AP(s) and/or (ii) more generally, to use the notoriety of the DS Group or of the DS Group Products and/or its designation as solution provider under this Agreement, to actively promote the sale of computer software products other than the AP(s).

         13.3     PRIOR INFORMATION


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         During the Term of this Agreement, Solution Provider shall send written notice to DS of its intent:

         (i) to participate to any program similar to the CATIA V5 Galaxy Program that could be set up by any third party, prior to entering into such program, and/or

         (ii) to develop, manufacture, market, offer and/or distribute or have developed, manufactured, marketed, offered and/or distributed, any computer software program(s) which functionalities or purpose is similar to that of any then existing DS Group Product, prior to starting such development, manufacture, marketing, offering and/or distributing.

         13.4     BREACH BY SOLUTION PROVIDER

         Failure to comply with any of the sub-Sections 13.1 or 13.2 is a material breach of this Agreement by Solution Provider and entitles DS to immediately terminate this Agreement without notice, as set forth in
         Section 22.3.2 below.

14.      CHANGE OF CONTROL

Solution Provider must inform DS prior to, or immediately upon information of, any change of its control including without limitation any material modification of the controlling parties and/or of the management structure of Solution Provider, by sending a written notice to DS. A declaration by Solution Provider regarding its controlling parties and management structure upon the Effective Date is attached hereto as Exhibit I.

The written notice sent by Solution Provider to DS must include a description of the new or contemplated change(s) including without limitation all information available to Solution Provider regarding the transaction(s) involved, the contemplated or new controlling party, the contemplated or new officers or directors, etc.

DS will send a written notice to Solution Provider to inform the latter on its position with respect to such change.

Should DS consider, in its discretion, that the contemplated or new controlling party is a direct or indirect Competitor or that the new or contemplated change raises other confidentiality, strategy or regulatory issue, Solution Provider shall organize a meeting with the contemplated or new controlling party, within one (1) month of the receipt of the notice sent by DS to inform Solution Provider of its position, for DS to discuss with the contemplated or new controlling party, the opportunity and conditions of continuation of this Agreement, if any. DS will be entitled to subject the continuation of this Agreement to express written guarantees from both Solution Provider and the contemplated or new controlling party that no access whatsoever be given to methodologies, technologies, know-how, ideas, concepts and expressions contained in, or expressed through, CAA V5 and CATIA V5 Products and related services supplied by DS to Solution Provider, including without limitation, by exclusively dedicating those of Solution Provider's employees involved in the performance of this Agreement to this performance with the exclusion of any


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involvement in any other activity, assignment or task of Solution Provider and/or for the benefit of the contemplated or new controlling party.

In the absence of written agreement between DS, Solution Provider and the contemplated or new controlling party, within one month (1) from the date of their initial meeting, on mutually reasonable terms guaranteeing DS's interests, DS will be entitled to terminate this Agreement as of right and without legal proceedings as set forth under Section 22.4 below.

15.      OWNERSHIP

         15.1     TITLE TO AP(s) AND ASSOCIATED WRITTEN MATERIALS

         Subject to DS's rights and title under Section 15.2 below, all ownership and title in AP(s) and associated written materials, including, without limitation reports, programs, manuals, listings and any other documentation, whether in Object Code or not, authored or developed by Solution Provider under this Agreement, shall rest exclusively with Solution Provider, with Solution Provider having the right to obtain, and hold in its own name, copyright, patent registrations of inventions or discoveries, or such other protection as may be available, and any extension thereof, on any AP(s).

         Subject to the provisions of this Agreement, Solution Provider shall retain all marketing rights on any AP(s) and shall be free to use, have used, market, either directly or through distributors or agents, sell, lease or otherwise license said AP(s).

         15.2 TITLE TO CAA V5 PRODUCT(s) AND CATIA V5 PRODUCT(s) AND ASSOCIATED WRITTEN MATERIALS

         CAA V5 Products and CATIA V5 Products and associated written materials, including without limitation reports, programs, manuals, listings and any other documentation, whether in Object Code or not, are and will remain the exclusive property of DS. All copyrights, patents or other intellectual property rights applicable thereto as well as to derivative works, and/or to other materials, products or services supplied by DS to Solution Provider under this Agreement, shall rest exclusively with DS, with DS having the exclusive right to obtain and hold in its own name, copyright, patent registrations of inventions or discoveries, or such other protection or intellectual property right as may be available, and any extension thereof.

         Solution Provider shall preserve and reproduce any copyright, patent and/or trademark notices which may appear in the Licensed Product(s) and associated Documentation and on all copies thereof, whether in whole or part.

         Solution Provider recognizes that the methodologies, technologies, know-how, ideas, concepts and expressions contained in, or expressed through, CAA V5 Products, CATIA V5 Products and Licensed Products are proprietary information of DS and are disclosed to Solution Provider subject to an obligation of confidentiality and non-disclosure as set forth in Section 12 above.


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16.      PATENT AND COPYRIGHT INDEMNIFICATION

         16.1     INDEMNIFICATION BY DS

         DS will defend Solution Provider from and against any and all claims that a Licensed Product delivered under this Agreement infringes (a) any copyright of a country signatory of the Bern Convention or (b) any European, United States of America or Canadian patent, provided that the allegedly infringed patent is registered as of the date of the Licensed Product's delivery to Solution Provider. This commitment is conditioned upon Solution Provider (i) providing DS with immediate written notice of the claim; (ii) giving DS sole control of the defense to the claim including settlement negotiations if any; and (iii) providing at its costs reasonable cooperation in the defense against the claim. Under this commitment, DS will indemnify and hold Solution Provider harmless from and against the payment of (i) any damages awarded by any competent court by way of a final decision, (ii) any settlement indemnity agreed upon by Solution Provider with DS's prior written approval and according to DS's express written instructions and
         (iii) reasonable attorneys fees if any, to the exclusion of any other payment whatsoever.

         If operation of a Licensed Product becomes, or in DS's reasonable opinion, is likely to become the subject of an infringement claim, Solution Provider shall permit DS, at DS's option and expense, either to secure for Solution Provider the right to continue using the Licensed Product or to modify it, or to replace it with another computer program which is functionally equivalent. If neither of the foregoing options is available on terms which are reasonable, Solution Provider shall destroy or return said Licensed Product, and all copies thereof, to DS within one (1) month from DS's written request. In such a case, DS will grant Solution Provider a credit for that portion of the Yearly Fee paid for this Licensed Product for the last twelve month period.

         DS shall have no obligation with respect to any claim based upon any modification of Licensed Products by anyone other than DS, or arising from use of Licensed Products in combination with items, data or programs not supplied by DS, or use of any release of Licensed Product other than the most recent release made available by DS.

         16.2     INDEMNIFICATION BY SOLUTION PROVIDER

         Solution Provider will defend DS from and against any and all claims that any AP infringes (a) any copyright of a country signatory of the Bern Convention or (b) any European, United States of America or Canadian patent, provided that the allegedly infringed patent is registered as of the date of the AP's delivery to DS. This commitment is conditioned upon DS (i) providing Solution Provider with immediate written notice of the claim; (ii) giving Solution Provider sole control of the defense to the claim including settlement negotiations if any; and (iii) providing at its costs reasonable cooperation in the defense against the claim. Under this commitment,


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         Solution Provider will indemnify and hold DS harmless from and against the payment of (i) any damages awarded by any competent court by way of a final decision, (ii) any settlement indemnity agreed upon by DS with Solution Provider's prior written approval and according to Solution Provider's express written instructions and (iii) reasonable attorneys fees if any, to the exclusion of any other payment whatsoever.

         If operation of an AP becomes, or in Solution Provider's reasonable opinion, is likely to become the subject of an infringement claim, DS shall permit Solution Provider, at Solution Provider's option and expense, either to secure for DS the right to continue using the AP or to modify it, or to replace it with another computer program which is functionally equivalent. If neither of the foregoing options is available on terms which are reasonable, DS shall destroy or return said AP, and all copies thereof, to Solution Provider within one (1) month from Solution Provider's written request.

         Solution Provider shall have no obligation with respect to any claim based upon any modification of the AP by anyone other than Solution Provider, or arising from use of the AP in combination with items, data or programs not supplied by Solution Provider, or use of any release of AP other than the most recent release made available by Solution Provider.

17.      WARRANTY AND DISCLAIMER OF WARRANTY

         17.1     FOR AP(s) DEVELOPED BY SOLUTION PROVIDER

                  17.1.1  WARRANTY

                  For any AP(s) developed pursuant to this Agreement, Solution Provider represents and warrants that such AP(s) conforms to the specifications set forth in the corresponding PID when used in accordance with the terms set forth in the provisions of said PID, provided that said AP(s) are properly used in the operating environment in which they are designed to operate as set forth in their associated Documentation.

                  Solution Provider represents and warrants (i) the originality of any AP developed under this Agreement as well as any release of such AP and (ii) that neither any portion of any AP, nor the use of any AP, violates any patent, trade secret, trademark, copyright or any other similar intellectual property right that belong to any third party.

                  Solution Provider represents and warrants to DS the originality of any Preliminary Project Description submitted to DS for its review hereunder and that such PPD will be free from any claim of infringement of any patent, trade secret, trademark, copyright or other intellectual property right or protection.

                  17.1.2   DISCLAIMER OF WARRANTY


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                  SOLUTION PROVIDER HEREBY DISCLAIMS ANY AND ALL OTHER
                  WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SOLUTION PROVIDER DOES NOT WARRANT EITHER THAT ANY AP WILL BE ERROR FREE OR THAT ALL DEFECTS WILL BE CORRECTED.

         17.2 FOR LICENSED PRODUCTS AND OTHER MATERIALS, PRODUCTS AND SERVICES SUPPLIED BY DS

                  17.2.1   LIMITED WARRANTY

                  Solution Provider shall have exclusive responsibility for (a) the selection of the Licensed Product(s) to achieve its intended results, (b) the installation of each Licensed Product selected, (c) taking adequate measures to properly test, operate and use each Licensed Product and (d) results obtained therefrom. Solution Provider shall also have exclusive responsibility for selection, use and results of any other programs or programming equipment or services used in connection with the Licensed Product(s).

                  DS warrants that Licensed Products will materially conform to their published specifications (or to its reference documentation if the Licensed Product is an API), for three
                  (3) month following delivery to Solution Provider, provided that they are properly used in the operating environment as specified by DS. If the Licensed Product does not comply with this warranty, upon written notice of such non-compliance, DS will attempt to make the Licensed Product perform as warranted. If after sixty (60) days from notice of the non-conformance, DS has not provided a conforming Licensed Product, Solution Provider shall be entitled to cancel the license to the non-conforming Licensed Product and request a license on another CAA V5 or CATIA V5 Product as the case may be at no additional cost or obtain a refund of that portion of the Yearly Fee paid for this Licensed Product for the last twelve month period

                  This warranty does not apply if any Licensed Product has been
                  (i) modified or altered by Solution Provider, (ii) abused or misapplied, or (iii) used in an operating environment other that for which it is designed to operate as set forth in its associated Documentation.

                  DS does not warrant that the functions contained in the Licensed Products will meet Solution Provider's requirements or will enable it to attain the objectives Solution Provider has set for itself, or that they will operate in the combination which may be selected for use by Solution Provider, or that the operation of the Licensed Products will be uninterrupted or error free, or that all defects will be corrected.


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                  17.2.2   DISCLAIMER OF WARRANTY

                  THE EXPRESS WARRANTY STATED IN SECTION 17.2.1 ABOVE IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY IMPLIED BY LAW WARRANTY AGAINST HIDDEN DEFECTS.

18.      LIMITATION OF LIABILITY

         18.1     LIMITATION OF SOLUTION PROVIDER'S LIABILITY

         EXCEPT FOR CLAIMS FOR PERSONAL INJURY OR DEATH AND EXCEPT AS SET FORTH IN SECTION 16.2 ABOVE, SOLUTION PROVIDER SHALL NOT BE HELD LIABLE TO DS FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF USE AND/OR DATA, LOSS OF PROFITS, REVENUES, SAVINGS, GOODWILL AND/OR OTHER ECONOMIC DAMAGES, WHETHER BASED IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHER THEORY OF LIABILITY, ARISING OUT OF, OR IN CONNECTION WITH, OR IN ANY WAY RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         18.2     LIMITATION OF DS'S LIABILITY

         EXCEPT FOR CLAIMS FOR PERSONAL INJURY OR DEATH AND EXCEPT AS EXPRESSLY SET FORTH IN SECTION 16.1 ABOVE, DS'S POTENTIAL LIABILITY TO SOLUTION PROVIDER, INCLUDING ITS SUCCESSORS AND BENEFICIARIES, FOR ANY AND ALL CLAIMS IN ANYWAY ARISING OUT OF OR IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER BASED IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHER THEORY OF LIABILITY IS LIMITED AS FOLLOWS:

         - ALL LEGAL ACTIONS AGAINST DS MUST BE FILED WITH THE COMPETENT COURT WITHIN TWO (2) YEARS AFTER THE CAUSE OF ACTION HAS ARISEN AND WAS KNOWN OR SHOULD HAVE BEEN KNOWN BY SOLUTION PROVIDER.

         - DS'S LIABILITY FOR DIRECT DAMAGES SHALL NOT EXCEED THE GREATER OF THIRTY THOUSAND DOLLARS (US$ 30,000) OR THE AMOUNT OF THE YEARLY FEE(S) PAID OVER THE LAST TWELVE MONTH PERIOD FOR THOSE PRODUCTS AND/OR SERVICES WHICH CAUSED THE DAMAGES.


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         -        SOLUTION PROVIDER EXPRESSLY AND IRREVOCABLY WAIVES ANY AND ALL
                  CLAIMS FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF USE AND/OR
                  DATA, LOSS OF PROFITS, REVENUES, SAVINGS, GOODWILL AND/OR
                  OTHER ECONOMIC DAMAGES, WHETHER BASED IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHER THEORY OF LIABILITY, ARISING OUT OF, OR IN CONNECTION WITH, OR IN ANY WAY RELATING TO, THIS AGREEMENT, THE LICENSED PRODUCT(S) OR ASSOCIATED
                  DOCUMENTATION, OR ANY OTHER PRODUCTS OR SERVICES SUPPLIED BY
                  DS TO SOLUTION PROVIDER HEREUNDER, WHETHER OR NOT DS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY.

19.      COORDINATORS

Each party will name a Managing Technical Coordinator and a Managing Business Coordinator who will be responsible for managing its activities under this Agreement, including without limitation, the initiation of any project of development, the definition of any AP, the validating and signing of the corresponding PPD and PID, the development of such AP, the conduct of the procedure of certification, the parties' cooperation as partners in the CATIA Galaxy Program during both the initialization and the follow-up phases.

The Managing Technical Coordinators will be in charge of all technical matters including without limitation all aspects of the definition, development and certification of the AP(s) and sharing the parties' respective vision and strategy, while the Managing Business Coordinators will be in charge of the business aspects of the relationships.

The Managing Technical and Business Coordinators may be assisted respectively by a Technical Coordinator and a Business Coordinator.

Upon execution of this Agreement, the Managing Technical and Business Coordinators and Technical and Business Coordinators are:

For Solution Provider :

       Managing Technical Coordinator: Dick Sowar

                  Technical Coordinator: Denise Raven

       Managing Business Coordinator: Ron Zabilski

                  Business Coordinator: Doug Hughes


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For DS:

       Managing Technical Coordinator: Severin Lanfranchi

                  Technical Coordinator: Francois Riche

       Managing Business Coordinator: Florence Morache

                  Business Coordinator: Frederic Vacher

Each party shall give advance written notice in case of replacement of either of its Managing Technical or Business Coordinators.

The Managing Technical and Business Coordinators of DS and of Solution Provider shall meet periodically to discuss planned and/or recommended ongoing and future actions regarding development and/or marketing of any AP(s), new release(s) and more generally any and all issues possibly arising from the performance of this Agreement.

20.      RELATIONSHIP OF THE PARTIES

The relationship between DS and Solution Provider shall be that of independent contractors, each party acting as a principal for its own account and at its own expense and risk.

Nothing contained in this Agreement makes either party a general or special agent, joint-venturer, corporate partner or any similar relationship between Solution Provider and DS for any purpose whatsoever. Each party undertakes not to act or represent itself, directly or by implication, to be an agent of the other party.

Neither party is granted any right or authority to assume or create any obligation or liability, express or implied, on behalf of, or in the name of, the other party or to bind the other party in any way or for any purpose whatsoever.

21.      TERM

         21.1     INDEFINITE TERM

         Subject to its execution by both parties, this Agreement will come into force as of its Effective Date for an indefinite Term.

         21.2     TERMINATION NOTICE PERIOD

         Either party may terminate this Agreement by giving written notice to that effect providing for a one (1) year Termination Notice Period.


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         Under this Section 21.2, the Termination Date of the Agreement, including all pending PID(s), RFL(s) and Purchase Order(s), will be the date of expiration of the one (1) year Termination Notice Period as of receipt of the termination notice.

         21.3     NO COMPENSATION OR INDEMNITY

         Solution Provider expressly agrees that, should this Agreement be terminated under this Section 21, the one (1) year Termination Notice Period enables it to take all appropriate steps and actions to operate and conduct its business without any assistance from DS. Solution Provider therefore accepts and expressly declares that it will not be entitled to any compensation or other indemnity should this Agreement be terminated under Section 21.

22.      TERMINATION

In addition to the right of either party to terminate this Agreement under
Section 21 above, this Agreement may be terminated in the following situations.

         22.1  TERMINATION WITHOUT BREACH

                  22.1.1   TERMINATION FOR FAILURE TO AGREE ON FIRST AP

                  Should the parties fail to agree on the first AP to be developed under this Agreement within four (4) month from the Effective Date, this Agreement may be terminated, as of right and without legal proceedings, by either party, by sending written notice to the other with reference to this Section
                  22.1.1. Under this Section 22.1.1, the Termination Date will be the date of receipt of the above written notice.

                  22.1.2 TERMINATION FOR ABSENCE OF ANY ACTIVITY OF SOLUTION PROVIDER DURING ANY SIX CONSECUTIVE MONTH PERIOD

                  If at any time during the Term of this Agreement, no AP(s) are being either developed, marketed or sold by Solution Provider, without breach by either party of its obligations, during a period of six (6) consecutive months, the Agreement may be terminated as of right and without legal proceedings, by either party, by sending written notice to the other with reference to this Section 22.1.2. Under this Section 22.1.2, the Termination Date will be the date of receipt of the above written notice.

                  22.1.3   TERMINATION BY SOLUTION PROVIDER OF ANY GIVEN AP

                  At any time during the Term of this Agreement and in the absence of any breach by either party, Solution Provider is entitled to terminate, at its discretion, as of right and without legal proceedings, the development and/or the distribution of any given AP (referred to as the "Terminated AP") by

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                  sending written notice to DS. For purposes of this Section
                  22.1.3, the Termination Date of the PID, RFL(s) and Purchase Order(s) relating to the Terminated AP, will be the date of receipt of the above written notice.

                  The Agreement will only be deemed terminated with regard to the Terminated AP for which the relevant provisions of Section 23 below will apply. This Agreement will remain in full force and effect in all other respects, including with respects to any other AP(s).

         22.2     TERMINATION FOR BREACH BY DS

         If DS has failed to remedy the breach of its obligations with respect to any given AP within one (1) month of receipt of Solution Provider's written notice to cure, Solution Provider will be entitled to terminate the PID, RFL(s) and Purchase Order(s) corresponding to that AP only (referred to as the "Terminated AP").

         If DS has failed to remedy the breach of its obligations with respect to the whole Agreement, within one (1) month of receipt of Solution Provider's written notice to cure, then only will Solution Provider be entitled to terminate this whole Agreement.

         Solution Provider will terminate the PID, RFL(s) and Purchase Order(s) corresponding to the Terminated AP or of the Agreement, as the case may be, as of right and without legal proceedings, by sending a written termination notice.

         For purposes of this Section 22.2, the Termination Date of (i) the PID, RFL(s) and Purchase Order(s) of the Terminated AP or (ii) the Agreement, as applicable, will be, at Solution Provider's discretion, either the expiration of (a) a six (6) month period as of receipt by DS of the termination notice or (b) the remaining term of licenses pending for the Terminated AP (i.e. following 31st of January), or the longest of (a) and (b) in the absence of choice by Solution Provider.

         In case of termination of the PID, RFL(s) and Purchase Order(s) of any Terminated AP, the Agreement will only be deemed terminated with regard to that Terminated AP, and will remain in full force and effect in all respects with regards to any other AP(s).

         22.3  TERMINATION FOR BREACH BY SOLUTION PROVIDER

                  22.3.1   TERMINATION OF ANY GIVEN AP

                  If Solution Provider has failed to remedy the breach of its obligations with respect to any given AP (referred to as the "Terminated AP") within one (1) month of receipt of DS's written notice to cure, DS will be entitled to, at its discretion, either (i) enjoin the loss of the CAA V5 certification of the Terminated AP or (ii) terminate the PID, RFL(s) and Purchase Order(s) corresponding to the Terminated AP.

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                          (a)       LOSS OF CAA V5 CERTIFICATION

                          Within one (1) month of the receipt by Solution Provider of the notice of loss of certification of the Terminated AP, Solution Provider will at its exclusive costs :
                               -        delete the "CAA V5 Certified" logotype
                                        from the Terminated AP and;
                               -        inform its customers in writing with
                                        respect to the loss of certification of
                                        such Terminated AP.

                          Within six (6) month of the receipt by Solution Provider of the notice of loss of certification of the Terminated AP, Solution Provider will be required to take all appropriate steps and actions including any modification or enhancement of the Terminated AP in order to obtain for the Terminated AP to be re-certified within that six month time period according to the procedure set forth in Section 10 above. In the absence of such certification with the above six (6) month notice period, DS will be entitled to terminate the PID, RFL(s) and Purchase Order(s) relating to the Terminated AP as set forth in paragraph (b) below.

                          (b)       TERMINATION OF AP

                          DS will terminate the PID, RFL(s) and Purchase Order(s) corresponding to the Terminated AP, as of right and without legal proceedings, by sending a written termination notice, if Solution Provider has failed to remedy such breach within the above one (1) month cure period.

                          Under this Section 22.3.1, the Termination Date of the PID, RFL(s) and Purchase Order(s) relating to the Terminated AP will be the date of expiration of a one
                          (1) month period as of receipt by Solution Provider of the notice of termination.

                  22.3.2   TERMINATION OF THE AGREEMENT

                  DS will be entitled to terminate the Agreement under this
                  Section 22.3.2, if Solution Provider has failed to remedy its breach within one (1) month of receipt of DS's written notice to cure, in the following instances:
                      - in case of breach by Solution Provider of its general obligations under this Agreement, including without limitation of the general conditions & criteria of the CATIA V5 Galaxy Program set forth in Section 3.1 above;
                      - in case of repeated breaches under Section 22.3.1 above, and/or

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                      -        in case of material breach by Solution Provider.
                               For purposes of this Section, will be deemed a material breach by Solution Provider, any breach of Sections 5, 6, 13.1, 13.2 and/or 14, as well as any other serious breach impeding or altering the cooperation between the parties under this Agreement.

                          (a) PROPOSAL OF DESIGNATION AS "MEMBER" IN CATIA V5 GALAXY PROGRAM

                          DS will be entitled to, at its discretion, include in the termination notice a proposal to Solution Provider to remain in the CATIA V5 Galaxy Program, with the status of "Member" and the associated financial and other conditions, provided however that Royalties will remain due on any sales of APs as set forth under
                          Section 6.3 above.

                          If DS at its discretion makes a proposal to Solution Provider to remain in the CATIA V5 Galaxy Program, such proposal will be subject to the parties coming to an agreement and executing the membership agreement then in force within the three (3) month notice period set forth above. In the absence of execution of a membership agreement, this Agreement including all pending PID(s), RFL(s) and Purchase Order(s) will terminate as set forth in paragraph (b) below.

                          (b)       TERMINATION OF THE AGREEMENT

                          The Agreement, including all pending PID(s), RFL(s) and Purchase Order(s), will terminate, as of right and without legal proceedings, upon expiration of a three
                          (3) month period as of receipt by Solution Provider of the termination notice sent by DS.

                          Under Section 22.3.2, the Termination Date of this Agreement will be the date of expiration of the three
                          (3) month Termination Notice Period.

         22.4     TERMINATION FOR CHANGE OF CONTROL

         This Agreement may be terminated, as of right and without legal proceedings, by DS in case of change of control as set forth under
         Section 14 above.

         The Agreement including any PID(s), RFL(s) and Purchase Order(s) thereunder shall terminate automatically upon receipt of a written notice referring to this Section (the "Termination Date" under this Section 22.4).


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23.      CONSEQUENCES OF TERMINATION

         23.1     DURING TERMINATION NOTICE PERIOD

         The following provisions will apply during the Termination Notice Period if any.

                  23.1.1   PENDING LICENSES

                  (a)      TERMINATION OF AN AP

                  In case of termination of an AP, all licenses on Licensed Product(s) relating to the Terminated AP in force upon receipt of the termination notice of the Terminated AP will remain in full force and effect, and, if need be, will be renewed by DS so as to remain effective, until the Termination Date. DS will NOT grant any license to Solution Provider on additional, new or different CAA V5 and/or CATIA V5 Product(s), except for AP(s) other than the Terminated AP if applicable.

                  (b)      TERMINATION OF THE AGREEMENT

                  In case of termination of this Agreement, all licenses on Licensed Product(s) in force upon receipt of the termination notice will remain in full force and effect, and, if need be, will be renewed by DS so as to remain effective, until the Termination Date. DS will NOT grant any license to Solution Provider on additional, new or different CAA V5 and/or CATIA V5 Product(s).

                  (c)      TERMINATION FOR BREACH BY SOLUTION PROVIDER

                  In case of termination of an AP or of this Agreement for breach by Solution Provider under Section 22.3, Solution Provider will not benefit from any support and maintenance under Section 5.1.6 on those licenses which will remain in force during the Termination Notice Period. Furthermore, (i) all amounts payable under this Agreement shall become immediately due upon receipt of the notice of termination (ii) DS will be entitled to suspend any further delivery of licenses or other products or services to Solution Provider hereunder until the default is cured by Solution Provider and
                  (iii) DS shall be entitled to proceed by court action or file any claim in order to enforce performance of this Agreement and/or recover damages for breach by Solution Provider of this Agreement.

                  23.1.2   MARKETING AND DISTRIBUTION OF AP(s)

                  In case of termination of either any Terminated AP or this Agreement, Solution Provider will be entitled to continue the marketing and distribution of any AP(s) (including any Terminated AP) to its customers.

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                  However, because Solution Provider will not benefit from any maintenance and support under Section 5.1.6 as of the Termination Date, it cannot guarantee to its customers the compatibility of the AP(s) licensed to its customers, or of the Terminated AP as the case may be, with new release(s) of any pre-requested CATIA V5 Product(s) and shall take all appropriate actions vis-a-vis its customers in this respect, including without limitation, a mandatory information in writing with copy to DS, at any time during the Termination Notice Period, on the absence of maintenance, support and guarantee of compatibility as of the Termination Date.

                  In case of termination of either any Terminated AP or this Agreement, Solution Provider will not benefit from any marketing support from DS under Section 11 above, respectively for the Terminated AP or for all AP(s).

                  Royalties will be due under Section 6.3 on all and any sales of AP(s).

         23.2     UPON THE TERMINATION DATE

                  23.2.1   EXPIRATION OR TERMINATION OF LICENSES

                  Upon the Termination Date of either (i) the PID, RFL(s) and Purchase Order(s) relating to a Terminated AP or (ii) this Agreement, for any reason whatsoever, all licenses granted by DS to Solution Provider in relation to the Terminated AP or under this Agreement, as applicable, that are still pending will terminate or expire, and DS will be entitled to cancel any unfilled RFL(s) or Purchase Order(s), whether accepted or not.

                  Within one (1) month after the Termination Date of any Terminated AP or of this Agreement, for any reason whatsoever, Solution Provider shall certify in writing that all copies of Licensed Products which license is terminated or has expired, and associated Documentation, have been destroyed or returned to DS.

                  23.2.2   FEES, ROYALTIES AND OTHER AMOUNTS DUE TO DS

                  The Subscription Fee, Yearly Fees, Flat Fees, Royalties and other fees or charges accrued prior to the Termination Date of any Terminated AP or of this Agreement for any reason whatsoever will become immediately payable.

                  Solution Provider will not be entitled to (i) any reimbursement of the Subscription Fee, Yearly Fees, Flat Fees, Royalties or other fees or charges possibly paid to DS prior to the Termination Date and (ii) any compensation of any damage or loss possibly suffered or expenses or costs possibly incurred in relation with the termination of the Terminated AP or this Agreement.

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                  In no event shall DS be liable for any costs, expenses, or other economic or financial loss, arising out of or in connection with the termination or discharge of Solution Provider's employees or agents as a direct or indirect result of termination of any Terminated AP or this Agreement.

                  23.2.3   SALE OF AP(S)

                  As of the Termination Date, Solution Provider remains entitled to continue the marketing and distribution of the AP(s) (including any Terminated AP) to its customers, at its exclusive risks and costs. Royalties are due under Section 6.3 on all and any sales of AP(s), except in case of termination for material breach by DS, and Solution Provider must comply with the reporting provisions of Section 6.3.3.

                  23.2.4   DELETION OF "CAA V5 CERTIFIED" LOGOTYPE

                  Solution Provider will only be entitled to maintain the "CAA V5 Certified" logotype on that certified release of any AP in force upon the Termination Date, and shall not use, reproduce or display the "CAA V5 Certified" logotype on any further release of the AP which may be issued after the Termination Date.

                  In case of termination of a Terminated AP or of this Agreement for breach by Solution Provider, Solution Provider must, within ten (10) days from the Termination Date and at its exclusive costs, delete the "CAA V5 Certified" logotype from all AP(s).

                  23.2.5   DELETION OF "DASSAULT SYSTEMES PARTNER" LOGOTYPE

                  Within ten (10) days after the Termination Date of this Agreement, Solution Provider shall cease production and/or distribution and return to DS or destroy, at DS's discretion, all signs, literature, logos, documentation and other materials on which the "Dassault Systemes Partner" logotype appears or otherwise identifying DS.

24.      GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state (without regard to the conflicts of Law provisions thereof). This Agreement shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods.



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25.      JURISDICTION

The parties hereto hereby agree to (a) submit to the exclusive jurisdiction of any court of competent jurisdiction sitting in the State of Delaware, The City of Wilmington for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto, and (b) agree, to the fullest extent permitted by applicable law, to waive, and not to assert by way of motion, defense, or otherwise, in any such Action, any claim that is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS OR PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

26.      EXPORT AND RE-EXPORT LAWS AND REGULATIONS

Export to Solution Provider of Licensed Product(s) and associated Documentation(s) is subject to all applicable French, European Union, United States of America and other originating country's export and re-export laws and regulations and, in particular, French regulations concerning the Verification of Final Destinations. Solution Provider shall provide DS with all reasonably necessary assistance related to applications for such authorizations, licenses and other approvals, or other documentation related to the export or re-export of Licensed Products.

Solution Provider shall not export or re-export, directly or indirectly, Licensed Products (including any part of a Licensed Product or any direct product of such Licensed Product) or associated Documentation, or confidential information or technical data related thereto, into any of those countries referred to by any applicable French, European Union, United States of America or other originating country's export and re-export laws and regulations as "prohibited or restricted" countries, or into any other country to which such exports or re-exports may be restricted (collectively, the "Prohibited Countries"), unless and until Solution Provider has obtained the appropriate export or re-export authorization, license or other approval from the competent authorities.

Solution Provider further agrees not to supply, provide or otherwise communicate the Licensed Product(s) (including any part of a Licensed Product or any direct product of such Licensed Product), or associated Documentation, or related confidential information or technical data related thereto, to any person if Solution Provider has reason to believe that such person intends to export, re-export or otherwise transfer the same to, or use the same in, any of the Prohibited Countries. Solution Provider agrees to seek reasonable written assurances in the form of binding covenants from its customers of AP(s) as may from time to time be requested by DS.

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Generally, Solution Provider shall not commit any act which would, directly or indirectly, violate any of the laws and regulations referred to above. In addition to any indemnity under this Agreement, Solution Provider shall indemnify and hold DS harmless from and against any and all claims, damages and liabilities asserted by any person or entity against DS, directly or indirectly resulting from, or arising out of, a breach of this Section 26 by Solution Provider or any of its customers.

27.      NOTICES

All notices required or permitted under this Agreement shall be in writing, in English language, and shall be sent (i) by registered or certified mail, postage prepaid, with return receipt requested or (ii) by express international courier (DHL, Federal Express, etc.), to the parties' addresses as set forth below or such other address as either party may designate to the other by notice sent as hereby requested. When feasible, a copy of any such notice shall also be transmitted by facsimile.

NOTICES TO SOLUTION PROVIDER:
         PlanetCAD Inc.
         2520 55th Street, Suite 200
         Boulder, CO 80301
         U.S.A.
                  Attn.    Managing Technical Coordinator
                           and Managing Business Coordinator
                           Fax N(degree): 1 (303) 209 92 00


NOTICES TO DS:

         Dassault Systemes
         9, Quai Marcel Dassault
         BP 310, 92156 Suresnes Cedex
         France
                  Attn.    Managing Technical Coordinator
                           and Managing Business Coordinator
                           Fax N(degree): (33) 1 40 99 41 41


Such notices will be deemed received upon the third (3rd) day following the mailing or delivery to the post or express international courier carrier, as the case may be.



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28.      MISCELLANEOUS

28.1     FORCE MAJEURE

Neither party shall be held liable for any loss, injury, delay, expenses, damages or other casualty suffered or incurred by the other party, as a result of its failure to fulfill any obligation under this Agreement, where such failure arises out of or in relation with any causes beyond its reasonable control including without limitation: Acts of God, fires, storms, floods, earthquakes, acts of war, governmental acts or other laws or regulations, strikes, lockouts, labor disputes, or export or re-export regulations and formalities.

28.2     NO SALE, TRANSFER, ASSIGNMENT OR SUBCONTRACT

Neither party shall sell, transfer, assign or subcontract any right or obligation under this Agreement without the prior written consent of the other party, including without limitation, as part of any sale, transfer or assignment, of all or part of the business to which all or part of this Agreement pertains. If approved in writing by the other party, any such sale, transfer, assignment or subcontract is conditioned upon the first party guaranteeing the obligations, responsibilities and liabilities of its purchaser, transferee, assignee or subcontractor.

However, DS is entitled to sell, transfer, assign or subcontract all or part of this Agreement to any company of the DS Group, without notice to Solution Provider and without consent of Solution Provider.

28.3     SEVERABILITY

To the fullest extent possible each provision of this Agreement shall be interpreted in such fashion as to be effective and valid under applicable law.

Should any provision(s) of this Agreement be found invalid, illegal, void or unenforceable by any competent authority in any respect, the remaining provisions of this Agreement shall remain in full force and effect and be binding with the same effect as if the invalid, illegal, void or unenforceable provision(s) was originally deleted.

28.4     ENTIRE AGREEMENT

With the exception of the CNDA, this Agreement including the PID(s), RFL(s) and Purchase Order(s) duly accepted and other exhibits, amendments or supplements thereto, embodies the complete and exclusive agreement between the parties and supersedes all proposals, or prior agreements, understandings, representations, purchase order(s) or communications, whether oral or written, in respect of the subject matter thereof.



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28.5     AMENDMENT TO AGREEMENT

This Agreement shall not be modified or amended except by way of a written agreement referred to as an amendment to this Agreement and duly signed by authorized officers of both Solution Provider and DS.

28.6     CONFIDENTIALITY ON AGREEMENT

During the Term of this Agreement, each party will use its best efforts not to disclose the terms and conditions of this Agreement to any third party without the prior written consent of the other party, except as provided for herein, as required by law or governmental regulations, requirements or orders, or as may be necessary to establish or assert its rights hereunder before any competent court.

28.7     IRREPARABLE INJURY

Each party acknowledges and agrees that each covenant in this Agreement pertaining to confidential information and/or ownership of intellectual property is reasonable and necessary to protect and preserve the rights of the other party in its confidential information and/or intellectual property, and that any breach by such party of the terms of this Agreement may result in irreparable injury to the other party. Each party, therefore, subject to a claim of laches, estoppel, acquiescence or other delay in seeking relief, consents and agrees that the other party shall be entitled to seek and obtain a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of this Agreement and waives any requirement that the other party post a bond in connection with seeking such injunctive relief.

28.8     NON-WAIVER

The failure or delay of either party in exercising or enforcing any right, remedy or other provision under this Agreement shall not operate as, or be construed to be, a waiver of such right, remedy or provision which may be exercised or enforced at any time thereafter.

28.9     COUNTERPARTS

This Agreement as well as all PID(s), RFL(s), Purchase Order(s) and other exhibit, supplements and amendments thereto, will be executed in two copies, each of which shall be deemed an original and all of which together shall constitute one instrument.



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28.10    SURVIVING PROVISIONS

The parties agree that the following Sections shall survive the expiration or termination of this Agreement for any reason whatsoever: Section 6 - Financial Consideration, Section 7 - Payment, Section 12 - Information Exchanges, Section 13 - Restrictions to Solution Provider's Activity, Section 15 - Ownership,
Section 16 - Patent and Copyright Indemnification, Section 17 - Warranty and Disclaimer of Warranty, Section 18 - Limitation of Liability, Section 23 - Consequences of Termination, Section 24 - Governing Law, Section 25 - Competent Court, Section 26 - Export and Re-export Laws and Regulations and Section 28 - Miscellaneous.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date last written below.





SOLUTION PROVIDER                                    DASSAULT SYSTEMES





/S/ R. BRUCE MORGAN                                  /S/ THIBAULT DE TERSANT
SIGNATURE                                            SIGNATURE
NAME:  R. BRUCE MORGAN                               TITLE: EXEC.VICE PRESIDENT
TITLE: CHIEF EXECUTIVE OFFICER                       DATE:
DATE:                                                       ------------------
       --------------------









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